UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Meritage Homes Corporation
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Dear Fellow Stockholders:

You are cordially invited to join us for our 2026 Annual Meeting of Stockholders on May 21, 2026, at 8:00 a.m. Pacific Time. The meeting will be completely virtual and conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient. You will be able to attend the meeting by accessing meetnow.global/MFX6MXG and using the Control Number on your Notice or Proxy Card to join the meeting. Stockholders will be able to listen, vote and submit questions during the virtual meeting. Holders of record of our common stock as of March 26, 2026 are entitled to notice of, and to vote at, the 2026 Annual Meeting of Stockholders.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting. We may also report on matters of current interest to our stockholders at that meeting.

We are pleased to be furnishing these materials to our stockholders electronically. We believe this approach provides you with the information that you need in an expedited manner while reducing both the environmental impact and delivery costs of our Annual Meeting. If you would like printed copies of our proxy statement and accompanying materials, we will mail them to you upon request at no charge. For more information, please refer to the Important Notice Regarding the Availability of Proxy Materials that we previously mailed to you on or about April 7, 2026.

All stockholders are welcome to attend the virtual Annual Meeting; however, please vote your shares promptly and prior to the meeting to ensure they are represented at the meeting. You may submit your proxy by Internet or telephone, as described in the following materials, or, if you request printed copies of these materials, by completing and signing the proxy or voting instruction card enclosed therein and returning it in the envelope provided.

If your shares are held in the name of a broker, bank, trust or other nominee, you will be asked for proof of ownership of your shares in order to register to attend the virtual meeting.

We thank you for your support.
Sincerely,
Phillippe Lord
Chief Executive Officer

18655 North Claret Drive • Suite 400 • Scottsdale, Arizona • 85255 • Phone 480-515-8100
Listed on the New York Stock Exchange — MTH

Notice of Annual Meeting of Stockholders
Meeting Date: May 21, 2026
Time: 8:00 a.m. Pacific Time
Virtual location: See details below for registration
To Our Stockholders:
You are invited to attend the Meritage Homes Corporation 2026 Annual Meeting of Stockholders ("Annual Meeting"), to be held in a virtual-only format via live audio webcast, at which we will conduct the following business:
1Election of six directors, each to hold office until our 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified,
2Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year,
3Advisory vote to approve compensation of our Named Executive Officers ("Say on Pay"),
4Advisory vote to approve reduction in ownership threshold to call a special meeting of stockholders to 25%,
5Shareholder proposal to improve shareholder ability to call for a special shareholder meeting, if properly presented, and
6The conduct of any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items and information regarding the admission policy and procedures for attending the Annual Meeting are more fully described in the accompanying proxy statement. Only stockholders of record at the close of business on March 26, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND VIRTUALLY, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ADVANCE OF THE ANNUAL MEETING BY ONE OF THE METHODS DESCRIBED IN THE PROXY MATERIALS FOR THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES AND SUBMIT A PROXY OR VOTING INSTRUCTION CARD BY USING THE INTERNET, REGULAR MAIL OR TELEPHONE AS DESCRIBED HEREIN OR ON YOUR PROXY OR VOTING INSTRUCTION CARD.

By Order of the Board of Directors

Malissia Clinton, Secretary
Scottsdale, Arizona
April 7, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2026:
THIS PROXY STATEMENT AND MERITAGE’S 2025 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT INVESTORS.MERITAGEHOMES.COM. ADDITIONALLY, AND IN ACCORDANCE WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") RULES, YOU MAY ACCESS THESE MATERIALS ON THE COOKIES-FREE WEBSITE INDICATED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT YOU HAVE RECEIVED.

TABLE OF CONTENTS

MERITAGE HOMES | 2026 Proxy Statement 1

PROXY SUMMARY
MERITAGE HOMES CORPORATION
18655 NORTH CLARET DRIVE
SUITE 400
SCOTTSDALE, ARIZONA 85255
(480) 515-8100
www.meritagehomes.com
Proxy Summary
This summary highlights selected information contained elsewhere in this proxy statement and is not intended to contain all of the information that you should consider. Please read the entire proxy statement carefully before voting.

General Information
Proxy Statement Purpose
The Board of Directors (the "Board") of Meritage Homes Corporation, a Maryland corporation (“Meritage Homes”, "Meritage", "we" or the “Company”), is furnishing this proxy statement to solicit your proxy for our 2026 Annual Meeting of Stockholders ("Annual Meeting"). This Proxy Statement contains information to help you decide how you want your shares to be voted. To understand the proposals fully, you should carefully read this entire proxy statement and the other proxy materials identified in the Important Notice Regarding the Availability of Proxy Materials for the Meritage Homes Corporation 2026 Annual Meeting of Stockholders to be held on May 21, 2026 (the "Notice"). This proxy statement will be available on our website, and the Notice will be mailed to stockholders beginning on or about April 7, 2026.
Annual Meeting of Stockholders

May 21, 2026 8:00 a.m. Pacific Time	The meeting will be completely virtual and conducted via live audio webcast. You will access the meeting at meetnow.global/MFX6MXG and use the Control Number on your Notice or Proxy Card.	Record Date: March 26, 2026
Who Can Vote
Stockholders who hold shares of our common stock at the close of business on March 26, 2026, the record date, will be entitled to one vote for each share held regarding each of the matters proposed in this proxy statement. Only holders of record of common stock at the close of business on the record date will be permitted to vote, either prior to the meeting or at the virtual meeting. On the record date, there were 66,702,433 shares of Meritage common stock outstanding. The common stock is our only outstanding class of voting securities.
Voting Information
You can vote electronically at the virtual Annual Meeting or submit a proxy prior to the meeting to have your shares represented without attending the virtual meeting. The shares represented by a properly executed proxy will be voted as you direct. To submit a proxy, you must follow the instructions provided in this proxy statement and in the Notice. You may vote via the Internet, regular mail or by calling the telephone number provided in the Notice, and you will be asked to enter your control number. If you request a printed copy of these materials, you may also vote by filling out and signing the proxy or voting instruction card enclosed therein and returning it by mail in the envelope provided. Please make your request for a copy as instructed in the Notice on or before May 13, 2026 to facilitate timely delivery.
If you submit a signed proxy but do not indicate any voting instructions, your shares will be voted FOR the election of the six director nominees named in this proxy statement, FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2026, FOR the advisory vote to approve the compensation of our Named Executive Officers, FOR the advisory vote to approve reduction in ownership threshold to call a special meeting of
2 MERITAGE HOMES | 2026 Proxy Statement

PROXY SUMMARY

stockholders to 25%, and AGAINST the shareholder proposal to improve shareholder ability to call for a special shareholder meeting.
You can revoke your proxy any time before it is voted by written notice delivered to the Company’s Secretary by timely delivery of a later signed proxy (including via the Internet, regular mail, or telephone), or by voting electronically at the virtual meeting. Attendance at the virtual meeting alone is not sufficient to revoke your proxy. You must also vote your shares to revoke your proxy.
Holders of Record and Beneficial Owners
If your shares are registered directly in your name with our transfer agent, you are considered the “holder of record” of those shares.
If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.
As the holder of record or beneficial owner of shares, you are invited to attend the virtual Annual Meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares electronically at the virtual meeting unless you obtain a “legal proxy” from the record holder that holds your shares. Instructions for requesting the “legal proxy” from the record holder will be provided to beneficial owners by the record holder.
Rules of the New York Stock Exchange (the “NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote on the proposal if the beneficial owner does not provide voting instructions. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions. If you are a beneficial owner and do not give instructions to your record holder prior to the meeting, the record holder will be entitled to vote your shares in its discretion only on Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm) and will not be able to vote your shares on Proposal No. 1 (Election of Directors), Proposal No. 3 (Advisory Vote to Approve Compensation of our Named Executive Officers), Proposal No. 4 (Advisory Vote to Approve Reduction in Ownership Threshold to Call a Special Meeting of Stockholders to 25%), or Proposal No. 5 (Shareholder Proposal to Improve Shareholder Ability to Call for a Special Shareholder Meeting), and your shares will be treated as a “broker non-vote” on those proposals.
Quorum
The presence virtually or by proxy of stockholders representing a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum exists.

The Proposals

The following proposals will be considered at the Annual Meeting:
Proposal		Board Vote Recommendation	Page Number
1	Election of Directors	FOR Each Nominee	7
2	Ratification of Independent Registered Public Accounting Firm	FOR	8
3	Advisory Vote to Approve Compensation of our Named Executive Officers	FOR	9
4	Advisory Vote to Approve Reduction in Ownership Threshold to Call a Special Meeting of Stockholders to 25%	FOR	11
5	Shareholder Proposal to Improve Shareholder Ability to Call for a Special Shareholder Meeting	AGAINST	12

MERITAGE HOMES | 2026 Proxy Statement 3

PROXY SUMMARY

PROPOSAL 1
Election of Directors
Each Class I director nominee is up for election for a one-year term and was a director for all of 2025. The classification of our Board is currently being phased out following stockholder approval to declassify the Board of Directors at the 2025 Annual Meeting of Stockholders, and all directors will be up for election for one-year terms beginning with the 2027 Annual Meeting of Stockholders. Biographical information for each of our director nominees begins on page 18, and their key skills, expertise, and experience are summarized on page 17. Each director attended at least 75% of the aggregate of all meetings of the Board and of all Board committees on which they serve.

Name	Class	Age	Director Since	Independent	AC	CC	NGSC	AMC
Dana C. Bradford	I	61	2009	Yes	✓			C
Louis E. Caldera	I	70	2021	Yes		✓
Deb Henretta	I	64	2016	Yes			C
Steven J. Hilton	I	64	1996	No
P. Kelly Mooney	I	62	2020	Yes		✓	✓
Geisha Williams (1)	I	64	2025	Yes		✓		✓

(1) Ms. Williams was appointed as a member of the Executive Compensation Committee effective May 22, 2025 and attended at least 75% of the meetings after her appointment.

C	Committee Chair	AC	Audit Committee	NGSC	Nominating, Governance and Sustainability Committee
✓	Member	CC	Executive Compensation Committee	AMC	Asset Management Committee

PROPOSAL 2
Ratification of Independent Registered Public Accounting Firm
Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.

	Summary of Fees
	2025	2024
Audit fees	$1,345,000	$1,373,650
Audit-related fees	—	—
Tax fees	—	90,000
All other fees	—	—
Total fees	$1,345,000	$1,463,650

4 MERITAGE HOMES | 2026 Proxy Statement

PROXY SUMMARY

PROPOSAL 3
Advisory Vote to Approve Compensation of our Named Executive Officers
Stockholders will be given the opportunity to vote on an advisory resolution to approve the compensation of our Named Executive Officers (“NEOs”) (commonly referred to as “Say on Pay”).
Our executive compensation program is designed to drive and reward superior corporate performance, both annually and over the long-term. The Board believes the Company’s compensation policies and practices are effective in achieving the Company’s goals of paying for performance and aligning the NEOs' long-term interests with those of our stockholders.
Compensation elements for our NEOs include:

Type	Form	Terms
Cash	Base Salary	Competitively market-based.
Cash	Annual Incentive Compensation	Based on achievement of performance goals that align with the Company's annual objectives.
Cash	Discretionary Bonuses	Based on specific individual achievements beyond those of the performance goals included in the annual incentive compensation program, subject to approval by the Executive Compensation Committee. Our long-standing practice is to limit discretionary payments.
Equity	Long-term Incentive Awards	Equity awards include a mix of time-based awards and performance-based awards, both of which vest on the third anniversary of the date of grant. Performance-based awards are earned based on goals aligned with the Company's long-term strategy and which span over a combination of a three-year cumulative period or three one-year measurement periods.
Other	Limited Perquisites	Primarily consists of the reimbursement of certain life and disability (or equivalent) policies for the benefit of NEOs and their families, reimbursement of certain physical exam costs for the NEOs, and auto allowance for certain NEOs.

PROPOSAL 4
Advisory Vote to Approve Reduction in Ownership Threshold to Call a Special Meeting of Stockholders to 25%
We are conducting an advisory vote to gather our stockholders’ perspective on reducing the ownership threshold required to call a special meeting of stockholders from at least 50% to at least 25% of the outstanding shares of our common stock.

PROPOSAL 5
Shareholder Proposal to Improve Shareholder Ability to Call for a Special Shareholder Meeting

Shareholder proposal to improve shareholder ability to call for a special shareholder meeting.
MERITAGE HOMES | 2026 Proxy Statement 5

PROXY SUMMARY

Other Matters
The management and Board of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action during the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote. The entire cost of this solicitation of proxies will be borne by the Company, including expenses incurred in connection with preparing, assembling and mailing the Notice. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending the proxy materials to beneficial owners who request paper copies. Certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, telephone, facsimile, electronically or personally.

Corporate Governance
Meritage operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities and setting high standards for ethical conduct. Our Board has established the following governance committees:

—	Audit Committee
—	Executive Compensation Committee ("Compensation Committee")
—	Nominating, Governance and Sustainability Committee ("NGS Committee")
—	Asset Management Committee ("AMC")
The charter of each of the committees listed above is available on our website, along with our Lead Independent Director Charter, Code of Ethics, Corporate Governance Principles and Practices, Conflict of Interest and Related Party Transaction Policy, Securities Trading Policy, Clawback Policy, Human Rights Policy, Vendor Code of Conduct, Political Activities and Contributions Policy, Sustainability Policy, Non-Employee Director Retirement Policy, and Responsible Marketing Policy. Additionally, beginning in 2025, we disclose all political contributions semi-annually, within the "Corporate Governance — Governance Documents" section on our website. These items are also available in print, free of charge, to any stockholder who requests them by calling us or by writing to us at our principal executive offices at the address listed previously in this proxy statement, Attention: Secretary.

6 MERITAGE HOMES | 2026 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
Election of Directors
(Proposal No. 1)
Our Board currently has eleven members and is divided into two classes serving classified terms. The classification of our Board is currently being phased out following stockholder approval to declassify the Board of Directors at the 2025 Annual Meeting of Stockholders, and all directors will be up for election for terms beginning with the 2027 Annual Meeting of Stockholders. This year, our Class I directors are up for election for a one-year term which will expire at the 2027 Annual Meeting of Stockholders. The Board, upon the recommendation of the NGS Committee, has nominated for re-election Dana C. Bradford, Louis E. Caldera, Deb Henretta, Steven J. Hilton, P. Kelly Mooney, and Geisha Williams.
Biographical information for each of our director nominees is set forth beginning on page 18.
All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, should a nominee become unable to serve or should a vacancy on the Board occur before the 2026 Annual Meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, you will be able to vote for the election of the substitute nominee designated by the Board at the 2026 Annual Meeting. In the vote on the election of the director nominees, stockholders may vote FOR, AGAINST, or ABSTAIN for each director.
Unless you elect to vote differently by so indicating on your signed proxy, your shares will be voted FOR the Board’s nominees. To be elected a director, a director nominee must receive the affirmative vote of the majority of the votes cast, meaning, that the number of votes cast "for" a director nominee must exceed the number of votes "against" that director nominee. Broker non-votes and abstentions will have no effect on the result of the vote. Any nominee for director who is an incumbent director but who is not elected by a majority of the votes cast, and with respect to whom no successor has been elected, will promptly tender his or her offer to resign to the Board of Directors for its consideration. The NGS Committee will recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. Broker non-votes and abstentions will not count as either votes for or against the nominee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS.

MERITAGE HOMES | 2026 Proxy Statement 7

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratification of Independent Registered Public Accounting Firm
(Proposal No. 2)
The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2026.
Deloitte & Touche LLP has served as our auditor since 2004 and no relationship exists between the Company and Deloitte & Touche LLP other than the usual relationship between independent auditors and clients.
An affirmative vote of the majority of the votes cast at the Annual Meeting, at which a quorum is present, is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2026. Abstentions will not be counted either for or against this proposal. Because this is a "routine" proposal, we do not anticipate any broker non-votes, but to the extent that there are any, broker non-votes will have no effect on the outcome of this proposal. If the appointment of Deloitte & Touche LLP as auditors for fiscal 2026 is not approved by stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other independent auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment in 2026 will stand, unless the Audit Committee determines there is a reason for making a change. In addition, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

8 MERITAGE HOMES | 2026 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Advisory Vote to Approve Compensation of our Named Executive Officers
(Proposal No. 3)
Stockholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as "Say on Pay"):
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed herein pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Background on Proposal
In accordance with the Dodd-Frank Act and related SEC rules, including Section 14A of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), stockholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our NEOs.
At our 2023 Annual Meeting of Stockholders, the Company's stockholders indicated, on an advisory vote basis, that they preferred that we hold advisory Say on Pay votes on an annual basis (a say on frequency vote is required to be held at least once every six years). This Proposal No. 3 represents this year’s advisory Say on Pay vote.
At our 2025 Annual Meeting, the Company’s stockholders approved the compensation of our NEOs (on an advisory basis) by over 95% of total votes cast. We believe this high approval vote indicates that our stockholders were in agreement with the direction of our Compensation Committee of setting competitive compensation arrangements based on criterion believed to be both in line with the goals of our stockholders and at levels that are reasonable in relation to the Company’s performance and size.
For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2025, please refer to the Compensation Discussion and Analysis section of this proxy statement. The Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow it, beginning on page 44, provide additional information about the compensation that we paid to our NEOs in 2025. As described in the Compensation Discussion and Analysis, our executive compensation program is designed to drive and reward superior Company performance both annually and over the long term while simultaneously striving to be externally competitive.

The Compensation Committee continuously evaluates the compensation packages for our NEOs and adjusts them annually or as conditions warrant, including setting performance targets for both cash and equity awards, some of which have been forfeited in years where performance targets were not met. The Compensation Committee engages an independent external compensation consultant regarding the design of our executive compensation program. The Company has implemented prudent and responsible compensation policies in the stockholders’ interest, some of which include:
•A substantial portion of compensation is incentive-based and is "at-risk", as discussed beginning on page 34.
•Incentive-based compensation is balanced between short-term cash and long-term equity awards, as discussed beginning on page 34.
•A Clawback Policy that provides for the recovery of erroneously awarded incentive compensation from certain executive officers, including our NEOs, in the event of an accounting restatement, in accordance with applicable laws, regulations, the NYSE listing rules and other terms.
•NEOs must comply with stock ownership requirements, as discussed on page 35.
•Perquisites are limited to auto allowances for certain NEOs, reimbursement of certain life and disability or long-term care insurance premiums, and limited other benefits as discussed on page 39.

MERITAGE HOMES | 2026 Proxy Statement 9

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

A summary of Meritage's year-over-year results for certain key metrics follows (dollars in thousands):

	2025	2024	Change
Home Closing Units	15,026	15,611	(3.7)%
Home Closing Revenue	$5,763,597	$6,341,546	(9.1)%
Home Order Units	14,650	14,606	0.3%
Home Order Value	$5,726,846	$5,950,708	(3.8)%
Orders Pace (1)	3.9	4.3	(9.3)%
Quarterly Backlog Conversion Rate (2)	221%	177%	n/m
Home Closing Gross Margin	19.7%	24.9%	(520) bps
Adjusted Home Closing Gross Margin (3)	20.8%	25.0%	(420) bps
Commissions and other sales costs and general and administrative expenses (as a percentage of home closing revenue)	10.7%	10.1%	60 bps
Earnings Before Income Taxes	$584,600	$1,002,870	(41.7)%
Diluted Earnings per Common Share	$6.35	$10.72	(40.8)%
Book Value per Common Share	$76.22	$71.49	6.6%
Dividends Declared and Paid per Common Share	$1.72	$1.50	14.7%
Shares of Common Stock Repurchased	4,289,984	1,464,510	192.9%
Return On Assets (4)	6.7%	13.2%	(650) bps

(1) Calculated as number of net home orders per average active community per month.
(2) Calculated as quarterly home closing units divided by beginning backlog. Most recent quarter (fourth quarter) is provided for each period.
(3) Adjusted home closing gross margin for 2025 excludes charges related to terminated land contracts of $39.4 million, real estate impairments of $16.5 million, and severance costs of $4.3 million. Adjusted home closing gross margin for 2024 excludes charges related to terminated land contracts of $6.7 million and no real estate impairments or severance costs. Adjusted home closing gross margin is a non-GAAP measure and should be considered in addition to, rather than as a substitute for, the comparable GAAP financial measures. We believe this non-GAAP financial measure is relevant and useful to investors in understanding our operating results and may be helpful in comparing the Company with other companies in the homebuilding and other industries to the extent they provide similar information. For a reconciliation to home closing gross margin, the most comparable GAAP measure, please see our 2025 Annual Report under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations-Home Closing Gross Profit."
(4) Calculated as net earnings divided by the average of five trailing quarters total assets, less cash and cash equivalents.

The market for new homes in 2025 was marked by much softer demand than anticipated, as affordability challenges persisted and consumer confidence deteriorated. While demand for affordable, move-in ready homes from millennial, Gen Z and baby boomer generations continues, buyers are increasingly reliant on financing assistance to overcome market uncertainty and manage monthly payments. Our ability to offer financing incentives, including interest rate locks and buy-downs, remains a key differentiator, primarily compared to resale homes, where individual sellers are typically not able to provide such incentives. Our NEO's and management team have remained dedicated to our focus on providing affordable homes. Financing incentives were utilized more heavily in 2025 to assist our homebuyers with monthly mortgage affordability. We leaned into our strategy to provide move-in ready homes with a 60-day closing guarantee, which enables us to compete more effectively with the resale home market, and resulted in our highest home orders in Company history.
During 2025, we further shortened our construction cycle times to under 110 calendar days, below our historical normalized time of approximately 120 days, and down from over 180 days during and following the COVID-19 pandemic. Our all-spec strategy minimizes variability and creates efficiencies through repeatability, which combined with increased capacity from declining market demand, were the drivers for this cycle time improvement. Cycle time improvement was also supported by a healthy channel of materials available in the supply chain. Land costs remained elevated in 2025 following several years of historically high land development activity and negatively impacted our margins.
We also returned capital to our stockholders during 2025 by repurchasing 6.0% of the shares outstanding at the beginning of the year for $295.0 million and paying dividends totaling $121.1 million. Since the inception of the share repurchase program in 2018, we have repurchased a $835.9 million, or 22%, of our outstanding common stock at the beginning of 2018.

Effects of Advisory Vote
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
An affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, is required to approve this advisory vote. Broker non-votes and abstentions will have no effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESOLUTION SET FORTH ABOVE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
10 MERITAGE HOMES | 2026 Proxy Statement

PROPOSAL 4: ADVISORY VOTE TO APPROVE REDUCTION IN OWNERSHIP THRESHOLD TO CALL A SPECIAL MEETING OF STOCKHOLDERS TO 25%
Advisory Vote to Approve Reduction in Ownership Threshold to Call a Special Meeting of Stockholders to 25%
(Proposal No. 4)

We are conducting an advisory vote to gather our stockholders’ perspectives on reducing the ownership threshold required to call a special meeting of stockholders to at least 25% of the outstanding shares of our common stock.

RESOLVED, that the stockholders support amending the Company’s Bylaws to provide stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting the right to request that the Company call a special meeting of stockholders.

Background on Proposal
Under our current Bylaws, special meetings may be called by the Chief Executive Officer or the Board, and the Secretary must call a special meeting upon the written request of stockholders entitled to cast at least 50% of all votes entitled to be cast at the meeting. This Proposal No. 4 of the Company seeks stockholder input on amending our Bylaws to provide stockholders owning in the aggregate at least 25% of the outstanding shares of our common stock with the right to request that the Company call a special meeting of stockholders. Under Maryland law, the statutory default provides for a 25% ownership threshold for stockholders to call a special meeting, absent a different charter or bylaw provision. After careful review of our governance profile, our institutional stockholders’ voting guideline policies, historical voting trends, and prevailing market practices, the Board believes that a 25% ownership threshold would appropriately balance two objectives. First, it empowers stockholders to raise urgent matters that cannot wait until the next annual meeting when a meaningful portion of the stockholder base supports doing so. Second, it protects all stockholders against the unnecessary expense and distraction of special meetings called by a small minority that may be at odds with broader stockholder interests.

Effects of Advisory Vote
Because this is an advisory vote, approval will not, by itself, amend our Bylaws. This advisory vote gives our stockholders the opportunity to consider an alternative proposal from the 50% requirement in our existing Bylaws and from the lower 10% threshold provided in the Shareholder Proposal (Proposal No. 5). Because the vote on this Proposal No. 4 is advisory in nature, it is not binding on Meritage Homes or the Board. However, the Board and the Nominating, Governance and Sustainability Committee will consider the results of this advisory vote and the advisory vote set forth in Proposal No. 5 in determining next steps.

If this Proposal No. 4 is approved and the Shareholder Proposal (Proposal No. 5) is not approved by stockholders, the Board will consider amending the Bylaws to lower the required ownership threshold for stockholders to call a special meeting to 25%.

If both this Proposal No. 4 and the Shareholder Proposal (Proposal No. 5) are approved, the Board will consider the voting results of both proposals, the difference in support for each proposal, and the feedback from select stockholders we intend to solicit through engagement efforts after the Annual Meeting. Based on the totality of such information, the Board will take such actions as it deems to be in the best interest of the Company.

An affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, is required to approve this advisory vote. Broker non-votes and abstentions will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH ABOVE TO APPROVE PROPOSAL NO. 4.
MERITAGE HOMES | 2026 Proxy Statement 11

PROPOSAL 5: SHAREHOLDER PROPOSAL TO IMPROVE SHAREHOLDER ABILITY TO CALL FOR A SPECIAL SHAREHOLDER MEETING
Shareholder Proposal to Improve Shareholder Ability to Call for a Special Shareholder Meeting
(Proposal No. 5)
This proposal was submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of 50 shares for at least three years. The Board opposes this proposal for the reasons set forth following the proposal.

[Beginning of Shareholder Proposal]

Proposal 5 – Improve Shareholder Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an online shareholder meeting.

There shall be no discriminatory rule to mandate ownership of Meritage Homes (MTH) shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting or that most such shareholders be record holders.

To guard against the Meritage Homes (MTH) Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when the need arises.

There is no concern that allowing 10% of shares to call for a special shareholder meeting, as called for in this proposal, is too easy. It is almost unheard of for any special shareholder meeting, called for by shareholders, to ever occur at any company even though a significant number of companies allow I 0% of shareholders to call for a special shareholder meeting.

Currently it takes 50% of MTH shares to call for a special shareholder meeting. This 50% can easily translate into more than 60% of the shares that vote at the annual meeting.

In the vast majority of cases or in most cases, once a special meeting is called for by shareholders, the issues behind calling for a special shareholder meeting are quickly resolved.

MTH shareholders need the greater accountability afforded by this proposal given these headwinds faced by MTH in 2025:

Net earnings declined steeply with a 37% drop in Q2 and a 49% drop in Q3 year-over-year. Home closing revenue also fell by 5% in Q2 and 12% in Q3.

Gross margins fell to 21% in Q2 and 19% in Q3, down from 25% the year prior. This was attributed to a greater use of incentives for buyers (like mortgage rate buydowns) and higher lot costs.

The average selling price on homes sold decreased by 5% in Q2 and Q3 due to increased incentives and discounts to stimulate demand.

MTH incurred higher charges for terminated land deals and real estate inventory impairments compared to the previous year.

Customer reviews on platforms like Consumer Affairs reported severe construction defects, unethical sales practices, and poor post-purchase customer service. Complaints included issues like broken pipes, structural problems, poor finish work, and difficulties with warranty claims.

MTH slowed home starts by 19% year-over-year.

Please vote yes:
Improved Shareholder Ability to Call for a Special Shareholder Meeting - Proposal 5

[End of Shareholder Proposal]

12 MERITAGE HOMES | 2026 Proxy Statement

PROPOSAL 5: SHAREHOLDER PROPOSAL TO IMPROVE SHAREHOLDER ABILITY TO CALL FOR A SPECIAL SHAREHOLDER MEETING

Board of Directors' Statement in Opposition

The Board strongly supports meaningful stockholder rights, including the ability of stockholders to request special meetings in appropriate circumstances, but believes that the Proponent’s request for a 10% ownership threshold is not in the best interests of all stockholders of the Company. As explained in the supporting text for the Company's Proposal No. 4 above, the Board believes a 25% ownership threshold appropriately balances the ability of stockholders to raise urgent matters between annual meetings with the need to protect all stockholders from the significant costs, disruption, and potential misuse associated with special meetings initiated by a small minority. This balanced approach is consistent with market practice and with how many public companies have chosen to structure this right.

Special meetings require a substantial commitment of time, effort, and resources by the Company. The Company must pay to prepare, print, and distribute to all stockholders the required SEC disclosure documents and hold the meeting. Special meetings should be reserved for truly exceptional and time‑sensitive matters that cannot wait for the next annual meeting and that have broad stockholder support. A 10% threshold risks enabling a small minority to call special meetings on issues that lack significant support, diverting management and Board attention away from our primary focus of growing the business and enhancing shareholder value, and imposing considerable costs on the Company and, ultimately, on all stockholders. In contrast, a 25% threshold ensures that any special meeting is supported by a substantial portion of our stockholder base before the Company is required to incur these costs and distractions.

Importantly, stockholders already have robust avenues to make their views heard and to drive accountability without resorting to low‑threshold special meetings. We maintain strong year‑round engagement practices that facilitate direct management- and/or Board‑level dialogue with investors on governance, compensation, and strategy, and we evaluate and respond to stockholder feedback. This form of engagement has led to concrete enhancements in governance and disclosure at other companies that follow best practices, without the costs and disruption of frequent special meetings.

In addition, our governance profile already incorporates multiple features that reinforce accountability:
•annual director elections (phased declassification commencing with this year’s Annual Meeting of Stockholders to be completed with our 2027 annual meeting),
•majority voting in uncontested director elections,
•fully independent board committees, and
•proxy access rights.

A significant proportion of public companies incorporated in Maryland require at least a 50% ownership threshold to call a special meeting and the default threshold under Maryland statutory law, absent a contrary provision in the charter or bylaws, is 25%. As such, the Board believes that the Company’s advisory proposal to approve a reduction in ownership threshold to call a special meeting to 25% (Proposal No. 4) is consistent with the Maryland corporate statutory scheme and is significantly lower than most other Maryland public companies.

Customer satisfaction and relationships have been and will remain a core tenet for Meritage as we once again sustained our industry-leading position in 2025 and continue to include customer satisfaction as a component of NEO incentive compensation. According to AvidCX homebuyer surveys, a well-regarded independent agency that tracks customer satisfaction ratings for the homebuilding sector, the Company received a 2025 AvidCX rating of 95.9%, outperforming the peer group average of 90.2%.

The Board has consistently demonstrated that when it believes a change to existing practices that are noted by its stockholders are in the best interests of the Company, the Board will support the action. The Board is committed to ensuring stockholders have an effective special meeting right calibrated to long‑term value. We believe that our corporate governance practices and policies enable stockholders to act in support of their interests while avoiding the risks and cost-burden associated with a lower threshold to call a special meeting. For the reasons stated above, including the Company’s advisory proposal to adopt a special stockholder meeting right with a 25% ownership threshold (Proposal No. 4), we believe the Proponent’s 10% ownership threshold is not appropriate and would not serve the interests of all stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL NO. 5.

Vote Required

An affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, is required to approve this advisory vote. Broker non-votes and abstentions will have no effect on the result of the vote.

MERITAGE HOMES | 2026 Proxy Statement 13

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Security Ownership of Management and Principal Stockholders
Management. The following table summarizes, as of March 26, 2026, the number and percentage of outstanding shares of our common stock beneficially owned by the following:
•each Meritage director and nominee for director;
•each NEO; and
•all Meritage directors and executive officers as a group.

Name Of Beneficial Owner (1)	Position With The Company	Number Of Shares Owned		Right To Acquire By May 25, 2026	Total Shares Beneficially Owned (2)	Percent Of Outstanding Shares (3)
Steven J. Hilton	Director, Executive Chairman	841,603	(4)	—	841,603	1.3%
Peter L. Ax	Director	38,758	(5)	—	38,758	*
Dana C. Bradford	Director	127,700		—	127,700	*
Michael R. Odell	Director	54,700		—	54,700	*
Deb Henretta	Director	53,434		—	53,434	*
Joseph Keough	Director	44,900		—	44,900	*
P. Kelly Mooney	Director	26,900		—	26,900	*
Louis E. Caldera	Director	13,400		—	13,400	*
Dennis Arriola (6)	Director	12,712	(5)	—	12,712	*
Erin Lantz	Director	3,950		—	3,950	*
Geisha Williams	Director	3,200	(5)	—	3,200	*
Phillippe Lord	Director, Chief Executive Officer	260,389	(7)	—	260,389	*
Hilla Sferruzza	Executive Vice President and Chief Financial Officer	124,961	(5)	—	124,961	*
Austin Woffinden	Executive Vice President, Corporate Operations and Strategy	20,595		—	20,595	*
Malissia Clinton	Executive Vice President, General Counsel and Secretary	19,203		—	19,203	*
Javier Feliciano	Executive Vice President and Chief People Officer	44,935	(5)	—	44,935	*
All current directors and executive officers as a group (16 persons)		1,691,340		—	1,691,340	2.5%
*Less than 1%.
(1)The address for our directors and executive officers is c/o Meritage Homes Corporation, 18655 North Claret Drive, Suite 400, Scottsdale, Arizona 85255.
(2)The amounts shown include the shares of common stock actually owned as of March 26, 2026, and the shares that the person or group had the right to acquire within 60 days of that date. The number of shares includes shares of common stock owned by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.
(3)Based on 66,702,433 shares outstanding as of March 26, 2026.
(4)761,603 shares are held by family trusts controlled by Mr. Hilton, including 26,850 shares that Mr. Hilton disclaims beneficial ownership of as they are held by certain family trusts that he has no pecuniary interest in. 80,000 shares are held by a charitable foundation controlled by Mr. Hilton, which Mr. Hilton disclaims beneficial ownership of as he has no pecuniary interest in such shares.
(5)All shares are held by a living trust.
(6)Mr. Arriola resigned from the Board of Directors effective March 31, 2026.
(7)All shares are held by family limited partnerships controlled by Mr. Lord.

14 MERITAGE HOMES | 2026 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Certain Other Beneficial Owners. Based on filings made under the Exchange Act, as of March 26, 2026, the only known beneficial owners of more than 5% of Meritage common stock are shown in the following table:

		Shares Beneficially Owned
Name of Other Beneficial Owners	Address Of Beneficial Owner	Number	Percent
BlackRock, Inc. (1)	50 Hudson Yards, New York, NY 10001	10,867,741	16.3%
The Vanguard Group (2)	100 Vanguard Blvd., Malvern, PA 19355	8,245,246	12.4%
State Street Corporation (3)	One Congress St., Suite 1, Boston, MA 02114	3,756,303	5.6%
FMR LLC (4)	245 Summer Street, Boston, MA 02210	3,814,465	5.7%
(1)Based solely on a Schedule 13G/A filed with the SEC on July 17, 2025, BlackRock, Inc. and certain affiliated entities have sole voting power with respect to 10,695,967 shares and sole dispositive power with respect to 10,867,741 shares. The Schedule 13G/A discloses that the interest of iShares Core S&P Small-Cap ETF holds more than five percent of the outstanding stock of the Company.
(2)Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has shared voting power with respect to 64,206 shares, sole dispositive power with respect to 8,104,386 shares, and shared dispositive power with respect to 140,860 shares. Share amounts reported on Schedule 13G/A have been adjusted for the 2-for-1 stock split that was effective on January 2, 2025. According to the most recent Schedule 13G/A filed by The Vanguard Group with the SEC on March 27, 2026, The Vanguard Group owns 0.0% as of March 13, 2026, following an internal reorganization pursuant to which The Vanguard Group's beneficial ownership has been disaggregated.
(3)Based solely on a Schedule 13G filed with the SEC on November 10, 2025, State Street Corporation has shared voting power with respect to 3,351,901 shares and shared dispositive power with respect to 3,756,303 shares.
(4)Based solely on a Schedule 13G filed with the SEC on February 5, 2026, FMR LLC has sole voting power with respect to 3,797,077 shares and sole dispositive power with respect to 3,814,465 shares.

For each of the reporting owners set forth above, the beneficially owned shares are held in various individual funds owned or managed by the reporting owners.

There are no stockholders with preferential voting or non-voting shares.

MERITAGE HOMES | 2026 Proxy Statement 15

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance and Board Matters

Role of the Board of Directors
The Board is elected by the stockholders to oversee the stockholders’ interests in the operation and overall success of our business. The Board serves as our ultimate decision-making body, except for those matters that require a vote of our stockholders. The Board selects and oversees the members of executive management who are charged by the Board with conducting our business. We have established, and operate in accordance with, a comprehensive plan of corporate governance that defines and sets ethical standards for the conduct of our directors, officers and employees. This plan provides an important framework within which the Board can pursue our strategic objectives and ensure long-term stockholder value.

Corporate Governance Principles and Practices
We have adopted Corporate Governance Principles and Practices that define the key elements of our corporate governance framework and philosophy, including:

•director qualifications,	•director access to officers and employees,
•independence criteria,	•our philosophy with respect to director compensation,
•director responsibilities,	•Board evaluation process,
•committee responsibilities and structure,	•confidentiality requirements,
•officer and director stock ownership requirements,	•director orientation and continuing education, and
•director resignation policy,	•our plans with respect to management succession.
•evaluations of Executive Chairman and CEO,
Our Corporate Governance Principles and Practices are available on our website at investors.meritagehomes.com. These principles are reviewed regularly by the NGS Committee and changes are made as the Board deems appropriate on recommendation of the NGS Committee.

Director Qualifications and Diversity
Our Board is comprised of a group of individuals whose previous experience, financial and business acumen, personal ethics and dedication and commitment to our Company allow the Board to complete its key task as the overseer and governing body of the Company. The specific experience and qualifications of each of our Board members are set forth below. The Board believes members should be comprised of persons with diverse backgrounds, skills, expertise, and experiences, including the following:
•management or board experience in a wide variety of enterprises and organizations,
•banking and capital markets,
•accounting and finance,
•legal, compliance and regulatory,
•real estate, including homebuilding and land development,
•technology, cybersecurity and artificial intelligence ("AI"),
•sales, marketing and branding,
•sustainability,
•human capital, and
•operations.

16 MERITAGE HOMES | 2026 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The below matrix illustrates the key skills, expertise, and experience of our current directors:

Capabilities	Steven J. Hilton	Phillippe Lord	Peter L. Ax	Dana C. Bradford	Michael R. Odell	Deb Henretta	Joseph Keough	P. Kelly Mooney	Louis E. Caldera	Erin Lantz	Geisha Williams
Executive Management	X	X	X	X	X	X	X	X	X	X	X
Cyber/IT/Technology/AI			X			X				X
Sustainability						X		X	X
Financial	X		X	X	X	X	X		X	X
Home Building/Real Estate	X	X					X			X
Human Capital								X	X
Legal, Regulatory & Compliance			X						X	X	X
Manufacturing or Operations	X	X		X	X	X					X
Marketing & Sales	X		X	X	X	X		X		X	X
Private Board	X		X	X	X	X	X	X	X		X
Public Board	X		X	X	X	X	X	X	X	X	X
Our Bylaws require a customary majority voting standard for the election of directors. In addition, our Corporate Governance Principles and Practices require that any nominee for director who is an incumbent director but who is not elected by the vote required in the Bylaws, and with respect to whom no successor has been elected, promptly tender his or her offer to resign to the Board for its consideration. The NGS Committee of the Board will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board accept any resignation offer, the NGS Committee will be entitled to consider all factors believed relevant by the NGS Committee’s members. The Board will act on the NGS Committee’s recommendation within 90 days following certification of the election results and will announce its determination and rationale in a Form 8-K. In deciding whether to accept the resignation offer, the Board will consider the factors considered by the NGS Committee and any additional information and factors that the Board believes to be relevant. If the Board accepts a director’s resignation offer pursuant to its process, the NGS Committee will recommend to the Board and the Board will thereafter determine what action, if any, will be taken with respect to any vacancy created by a resignation. Any director who tenders his or her resignation pursuant to this policy will not participate in the deliberations of either the NGS Committee or the Board with respect to his or her own resignation.
In case of a Board vacancy, determinations regarding the eligibility of director candidates are made by the NGS Committee, which considers the candidate’s qualifications as to skills and experience in the context of the needs of the Board and our stockholders.
The following charts and biographies provide summary information about the tenure, demographics and experience of our directors as of April 7, 2026:

(a) Inclusive of both gender and ethnic composition.

MERITAGE HOMES | 2026 Proxy Statement 17

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The following table illustrates the voluntarily self-identified ethnic composition, as defined by NASDAQ, of our current Board and its Committees.

Ethnicity	Board of Directors	Audit Committee	Compensation Committee	NGS Committee	AMC
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latino	1		1
Native Hawaiian or Pacific Islander
White	9	4	2	3	2
Two or More Races or Ethnicities	1		1		1
Total Number of Members	11	4	4	3	3

Our Board is comprised of the following members(1):

Class I Directors
Steven J. Hilton, 64
Mr. Hilton is the Executive Chairman of Meritage Homes and has been a director since 1996. Mr. Hilton led Meritage Homes for 35 years as Chairman and CEO until his retirement as CEO effective January 1, 2021. In 1985, Mr. Hilton cofounded Arizona-based Monterey Homes, the predecessor company to Meritage Homes. Under Mr. Hilton’s leadership, Monterey became publicly traded in 1997.

Mr. Hilton received a bachelor’s degree in Accounting from the University of Arizona. He serves as a board member for Translational Genomics Research Institute (TGEN) Foundation, Banner Health Foundation and a Trustee for the University of Arizona Foundation. He previously served as a member on the Boys & Girls Clubs of Greater Scottsdale Foundation for 30 years, and also served as Chairman of the Board for Banner Health Foundation from 2021 to 2023, and as a board member for Western Alliance Bancorporation (NYSE: WAL) from 2004 to 2022. Mr. Hilton brings extensive and intimate knowledge of the Company to the Board as its co-founder and through over 35 years of experience in leading the Company.

Dana C. Bradford, 61	Mr. Bradford has been a director since August 2009. In 2012, Mr. Bradford began acquiring consumer brands and currently serves as Chairman and CEO of C3 Brands, the parent company to a number of consumer brands. From 1995 to 2011, Mr. Bradford was with McCarthy Capital Corporation, a private equity firm, serving as President and Managing Partner from 2004 to 2011. Mr. Bradford formerly served as Chairman of the Board of Vornado Air, a Wichita-based consumer brands company, and formerly served as a director on the boards of McCarthy Groups, Ballantyne, NRG Media, Guild Mortgage, Southwest Value Partners, and Gold Circle Films.

Mr. Bradford earned a bachelor's degree in Business Administration from the University of Arizona and an MBA from Creighton University. Mr. Bradford brings additional perspective to the Board relating to real estate and corporate finance matters.

Deb Henretta, 64	Ms. Henretta has been a director since March 2016. Ms. Henretta retired from Procter & Gamble, Co. ("P&G") in 2015. Throughout her 30 years at P&G, she held various senior positions throughout several sectors, serving as President of Global e-Business while concurrently serving as President/Senior Executive Officer of Global Beauty; President of Global Baby Care; and Vice President of Fabric Conditioners and Bleach. She has been a director at Nisource Inc. (NYSE: NI) since 2015 and at American Eagle Outfitters (NYSE:AEO) since 2019. Ms. Henretta also served as a director for Corning Incorporated. (NYSE: GLW) from 2013 to 2025. Ms. Henretta is a Partner at Council Advisors (formerly G100 Companies) where she assisted in establishing a Board Excellence Program for Corporate Board Directors that includes director education on board oversight and governance, including digital transformation and cybersecurity.

Ms. Henretta graduated summa cum laude from St. Bonaventure University with a Bachelor of Arts in Communication. She earned her Master of Arts in Advertising from Syracuse University Newhouse School of Public Communications and holds an honorary Doctorate of Humane Letters from St. Bonaventure University. Ms. Henretta brings additional perspective and expertise to the Board relating to product commercialization, digital technology, sustainability and inclusion.

18 MERITAGE HOMES | 2026 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Class I Directors (continued)
P. Kelly Mooney, 62	Ms. Mooney has been a director since March 2020. Ms. Mooney is the Founder and CEO of Equipt Women, a public benefit corporation providing leadership development to top companies. She was previously a co-owner of Resource/Ammirati, a digital marketing and customer experience innovation firm, and held various positions of leadership including CEO from January 2011 to September 2017; President from June 2001 to January 2011; and Chief Experience Officer and Director of Intelligence from March 1995 to May 2001. During that tenure, she advised dozens of Fortune 500 executives on customer growth strategy and digital transformation to increase shareholder value. In 2016, Resource/Ammirati was sold to IBM to become part of IBM iX, one of the world’s largest digital consultancies. Ms. Mooney joined IBM iX in September 2017 and served as Chief Experience Officer until June 2018. She advises consumer and technology-focused entrepreneurs on leadership, strategy and innovation.

Ms. Mooney has also served as a board member of Sally Beauty Supply Holdings, Inc. (NYSE:SBH), an international specialty retailer and distributor of professional beauty supplies, and J.Jill Inc. (NYSE: JILL), an omnichannel women's apparel brand. She graduated with honors with a Bachelor of Science in Industrial Design from The Ohio State University. Ms. Mooney brings additional perspective on innovation, sustainability, belonging and inclusion.

Louis E. Caldera, 70
Mr. Caldera has been a director since December 2021. Mr. Caldera is a Senior Lecturer at Harvard Business School where he has taught in the MBA program since July 2023. He has been serving as a director of Hearst Media West, LLC (formerly DallasNews Corporation (NASDAQ: DALN)), since 2001, where he also chairs the compensation and management development committee, and has been serving as a director of Granite Construction Incorporated (NYSE: GVA) since 2021. Since March 2021, Mr. Caldera has served as a senior advisor to Belay Associates, LLC, a private equity firm, and its affiliate Everest Consolidator Acquisition Corporation. Mr. Caldera has held several leadership positions in education, including Distinguished Adjunct Professor of Law at American University Washington College of Law from September 2018 to June 2021, and Professor of Leadership and a Senior Fellow of the George Washington University Cisneros Hispanic Leadership Institute from 2016 to 2018. He has also served in government as Secretary of the Army in the Clinton Administration and as an Assistant to the President and Director of the White House Military Office in the Obama Administration. Mr. Caldera began his career as an army officer, corporate lawyer, and California state legislator. He is the co-founder and co-chair of the Presidents’ Alliance on Higher Education and Immigration, a nonprofit organization, and served on the board of the Latino Corporate Directors Association from 2021 to 2024.

Mr. Caldera holds an MBA from Harvard Business School, a Juris Doctor from Harvard Law School and a Bachelor of Science from the United States Military Academy. He has significant knowledge and experience in the leadership of large organizations, corporate governance including environmental, social and sustainability governance, and in legal, regulatory and policy matters.

Geisha Williams, 64	Ms. Williams was appointed to the Board on May 22, 2025. Ms. Williams served as the President and Chief Executive Officer at PG&E Corporation, a public company focused on natural gas and electric energy, from 2017 to 2019. Ms. Williams currently serves as a director for Siemens Energy AG (XTRA: ENR), an energy technology company, where she is a member of the Supervisory Board and serves on the Sustainability and Finance and Nomination Committees, and also serves as a director for Public Service Enterprise Group Incorporated (NYSE: PEG). Ms. Williams previously served as a member of the Global Advisory Board for Salesforce (NYSE: CRM), a customer relationship management services company, from 2022 to 2024. Her private board experience currently includes Artera Services, an integrated infrastructure services provider for the natural gas and electric industries, as well as Osmose Utilities Services, an electric utilities and telecommunications grid asset management and infrastructure support services company, where she has been the Chairperson since 2021.

Ms. Williams holds an MBA from Nova Southeastern University and received a bachelor’s degree in Industrial Engineering from the University of Miami. She brings over three decades of operational leadership experience and a deep knowledge of energy and infrastructure.

MERITAGE HOMES | 2026 Proxy Statement 19

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Class II Directors
Peter L. Ax, 66	Mr. Ax has been a director since September 2000 and is the Company's lead independent director. Since 2001, he has owned and operated UpScript Health, the first company to receive regulatory approval to write prescriptions on the internet, allowing pharmaceutical manufacturers to sell medications direct-to-patient, a precursor to the telemedicine industry. He previously served as the Managing Partner of Phoenix Capital Management, an operationally focused venture capital firm, which became a subsidiary of Upscript Health in 2021. Mr. Ax was the Chairman and CEO of SpinCycle, Inc., a public reporting consolidator and developer of coin-operated laundromats. Prior to that, Mr. Ax served as head of the Private Equity Placement Division and Senior Vice President of Lehman Brothers in New York. Mr. Ax also served on the board of directors of iGo, Inc. (formerly, NASDAQ: IGOI) from 2007 to January 2022.

Mr. Ax holds an MBA from the Wharton School at the University of Pennsylvania, a Juris Doctorate from the University of Arizona, and a Bachelor of Science in Business Administration from the University of Arizona, and has been a Certified Public Accountant. Mr. Ax possesses extensive skills and experience relating to, among other things, capital markets and corporate finance.

Michael R. Odell, 62	Mr. Odell has been a director since December 2011. From 2017 to 2025, he was the President, CEO and Board Member of Marubeni Automotive Aftermarket Holdings ("Marubeni"), a holding company for investments in the automotive aftermarket, as well as CEO and Board Member of Marubeni subsidiaries, XL Parts and The Parts House, both automotive parts distributors. From 2017 to 2024, he also served as President of XL Parts and The Parts House. From 2015 through 2016, he served as President of Eastern Auto Parts Warehouse, an automotive parts distributor. From 2008 through 2014, he served as President, CEO and board member of The Pep Boys - Manny, Moe & Jack, then a NYSE-listed company. Mr. Odell joined Pep Boys in 2007 as Chief Operating Officer. Previously, he served as Executive Vice President and General Manager of Sears Retail & Specialty Stores, a $26 billion division of Sears Holdings Corporation.

Mr. Odell started his career as a CPA with Deloitte & Touche LLP. Mr. Odell holds an MBA from Northwestern University's Kellogg School of Management, and a Bachelor of Science in Accounting from the University of Denver's Daniels College of Business.  Mr. Odell has deep service, retail and distribution experience, with a broad background in strategic planning, leadership, sales, operations and finance.

Joseph Keough, 56	Mr. Keough has been a director since June 2019. He currently serves as Chairman and CEO of Wood Partners, one of the nation's largest multifamily real estate companies. Before joining Wood Partners, Mr. Keough was Chief Operating Officer of Fuqua Capital, the office for the Atlanta-based Fuqua family. Mr. Keough had also been a Senior Vice President in the office and multifamily division of Cousins Properties (NYSE: CUZ), as well as a Principal at The Boston Consulting Group. Mr. Keough is also on the board of directors of Interface, Inc. (NASDAQ: TILE).

Mr. Keough earned his MBA from Harvard Business School and received his bachelor's degree in Finance and Economics from Babson College. Mr. Keough brings over 20 years of strong business leadership, deep understanding of real estate and first-hand experience driving organizational transformation.

Phillippe Lord, 52	Mr. Lord became the CEO of Meritage Homes on January 1, 2021 and was appointed to the Board at that time. He previously served as Chief Operating Officer of Meritage Homes from 2015 to 2020. From 2012 to 2015, Mr. Lord was President of the West Region at Meritage Homes. Mr. Lord began his Meritage Homes career in 2008 by creating the Company’s strategic operations and market research department, which analyzes land acquisitions, product and pricing.

Prior to joining Meritage Homes, Mr. Lord held leadership positions with Acacia Capital, Centex Homes and Pinnacle West Capital. Mr. Lord received a bachelor's degree in Economics and Business from Colorado State University and completed his master's coursework in Economics at the University of Arizona. As CEO of the Company, Mr. Lord is uniquely qualified to serve as a member on our Board.

Erin Lantz, 45	Ms. Lantz has been a director since October 2024. Ms. Lantz has served as the Chief Revenue Officer of Ethos (NASDAQ: LIFE), a fintech company specializing in life insurance since April 2020. She previously served as Vice President and General Manager of Mortgages at Zillow Group, Inc., an online real estate database company, from July 2010 through October 2019.

Since January 2023, she has served on the board of Blend (NYSE: BLND), a cloud-based financial services software company, where she chairs the Compensation Committee and serves on the Audit Committee. She previously served on the board of TrueCar (NASDAQ: TRUE) a leading digital automotive marketplace, from November 2016 until May 2024, and on the board of directors of Washington Federal, Inc. (NASDAQ: WAFD) a bank holding company, from September 2016 until August 2018.

Ms. Lantz holds a B.A. in Political Science, Philosophy and Economics from the University of Pennsylvania and an M.B.A. from Harvard Business School. Ms. Lantz brings over 20 years of leadership experience and extensive knowledge in finance, banking, technology, sales and marketing, and regulatory, governmental and legal matters.

(1) Dennis V. Arriola, an independent director during all of fiscal 2025, resigned from the Board of Directors effective March 31, 2026.

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Director Independence
The NGS Committee evaluates and reports to the Board regarding the independence of each Board candidate. Consistent with the rules and regulations of the NYSE, at least a majority of the Board must be independent. No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, stockholder, member, partner or trustee of an organization that has a relationship with the Company. The Board observes all criteria established by the NYSE and other governing laws and regulations. In its review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable, personal and other business relationships the director may have with the Company.
As a result of its review, the Board has determined that all of our current Board members are independent directors, with the exception of Messrs. Hilton and Lord. In making this determination, the Board evaluated whether any relationships exist between these individuals and Meritage and determined that no relationship exists between Meritage and any independent director. Messrs. Hilton and Lord are not considered independent because they are executive officers of the Company.
There are no familial relationships between members of the Board.
The Board has determined that all committees of the Board should be comprised entirely of independent directors and therefore Messrs. Hilton and Lord do not serve on any Board committees. The Board limits its independent members from serving on more than three other public company boards, limits the Executive Chairman to serving on two additional public company boards, and limits the CEO to serving on one additional public company board.

Board Leadership Structure
Steven J. Hilton, the Company's co-founder, serves as the Executive Chairman of the Board. We believe Mr. Hilton’s unique industry experience and continuing involvement in the strategic operations of the Company make him highly qualified to serve as Executive Chairman. Mr. Hilton co-founded Meritage Homes and is thus intimately familiar with its history, culture and operations. Mr. Hilton possesses in-depth knowledge and expertise in the homebuilding industry as a whole and Meritage Homes in particular and is the Company’s largest non-institutional stockholder. The Board has concluded that this puts Mr. Hilton in a unique position and makes it compelling for him to serve as Executive Chairman of the Board to effectively represent the stockholders’ interests.
Mr. Ax, our Audit Committee Chair, serves as the Board’s lead independent director. Mr. Ax has extensive knowledge of capital markets and corporate finance and has previously served as CEO of a publicly traded corporation. We believe that Mr. Ax’s role as our lead independent director serves as a counterbalance to and complements Mr. Hilton’s position as Executive Chairman and provides the appropriate level of independent director oversight. Additionally, our lead independent director collaborates with Mr. Hilton in establishing agendas for Board meetings, presides over all independent director meetings and can call special meetings of the independent directors as he deems necessary to address any matters the lead independent director feels should be addressed by the majority of our directors at any time. To more formalize the role, duties and qualifications of the lead independent director, the Board has adopted a Lead Independent Director Charter. This Charter is available on our website at investors.meritagehomes.com.

CEO and Management Succession; Board Composition and Refreshment
Under the charter of the NGS Committee, it is the role of the NGS Committee to review and recommend to the Board changes as needed to the Company’s Corporate Governance Principles and Practices, including items such as management succession, policies and principles for CEO selection and performance review, policies regarding succession in the event of an emergency or departure of the CEO, and Board tenure and refreshment. Our Corporate Governance Principles and Practices provide, among other things, that our Lead Director is to conduct an annual review of the performance of the CEO.
The Board is committed to good corporate governance and regularly solicits and receives feedback from investors, potential investors, and other participants in the investing community. As indicated above, the Board seeks to achieve a balance of Board director tenures in order to benefit from long-tenured directors’ institutional knowledge and newly elected directors’ fresh perspectives and, towards this goal, has added five new independent directors over the course of a board refreshment effort from 2020 to 2025. The Board believes an effective refreshment program must be continuous and ongoing.

Risk Oversight
Our Board is responsible for the oversight of risk management. It regularly receives reports from various members of management, actively monitors our operations and approves key decisions relating to our strategy, and routinely engages with management at multiple levels to assess various material risks. Additionally, our divisional management teams must obtain approvals from our corporate executive team prior to undertaking certain activities or committing prescribed amounts of the Company’s financial and operational resources. As a result, senior management, who report directly to executive management,
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cannot authorize transactions that exceed prescribed thresholds that, while they may result in short-term benefits for their divisions, may expose the Company to unwarranted risks. Similarly, our executive management (including our NEOs) cannot engage in certain transactions without approval from our Board. For example, the Board must approve all debt and capital market transactions above pre-determined thresholds. In addition, our legal department regularly reports to the Board information concerning ongoing litigation and possible legal, regulatory and other risks that might expose the Company to material liability or loss. The Board also annually reviews the Company’s insurance programs.

Annually, the Board and executive management complete an Enterprise Risk Management survey. The Vice President of Internal Audit/Compliance facilitates the survey and provides the results to the Board. The survey, which includes cybersecurity risk, requests that executive management provides risk ratings and mitigation strategies for a pre-defined list of high-risk areas. The Board also risk rates the pre-defined list of high-risk areas. If risk rating results differ significantly between the Board and executive management, executive management addresses these variances with the Board.
In addition to their formal risk assessment activities and oversight, the Board and committees of the Board are also involved in risk oversight on a more informal basis at regular Board and committee meetings. At each regular Board meeting, management provides the Board a status report with respect to the Company's budget and addresses any material variances. The Board also receives and reviews business updates from senior management, which involve detailed reports on trends and any business risks that the Company may be facing. The Board also provides oversight of risk through its standing committees. For example:
•Our Audit Committee is responsible for reviewing and analyzing significant financial and operational risks and how management is managing and mitigating such risks through its internal controls and financial risk management processes. Our Vice President of Internal Audit/Compliance reports directly to the Audit Committee and provides routine updates on the progress and findings of the department's ongoing internal audit reviews. Our external auditors also have at least quarterly discussions with our Audit Committee, and meet both with and without Company management present, to highlight what they perceive as our key financial risks. Our Audit Committee plays an important role in overseeing our internal controls monitoring and is regularly engaged in discussions with management regarding business, operational, transactional, cybersecurity, AI and financial risks. Cybersecurity and data privacy risks related to our information technology are a key component of our Board’s risk oversight. The Audit Committee assists the Board in evaluating our cybersecurity and data privacy risks and overseeing our efforts, including education and training, to mitigate these risks. Our Chief Information Officer ("CIO") provides a formal update to our Audit Committee at least twice per year, reviewing cybersecurity risks, trends, plans for future actions and measurements against recognized external cybersecurity frameworks and benchmarks.
•Our Compensation Committee oversees risks relating to the compensation and incentives provided to our executive officers. The Compensation Committee sets and approves all of the employment agreements of our NEOs (except with respect to the Chief Executive Officer and Executive Chairman, which are approved by the Board) and the Compensation Committee approves all employee equity award grants (except with respect to the NEOs, whose equity grants are approved by the Board). The Compensation Committee has the sole authority to hire outside compensation advisors and consultants and to determine the terms, scope and fees of such engagements.
•Our NGS Committee oversees the development, strategy, prioritization, integration and reporting of the Company's ongoing commitment to corporate social responsibility, sustainability, safety and other related trends, issues and concerns. The NGS Committee regularly engages in discussions with management regarding our processes for identifying, assessing, monitoring and managing the principal environmental and social risks most relevant to our Company. The NGS Committee is also responsible for establishing and implementing director qualifications, overseeing director and executive management succession, and promoting adherence to a high standard of corporate governance, ethics, and Company values.
•The AMC is responsible for reviewing and approving/denying land acquisition, joint venture, land banking, asset/equity acquisitions and similar transactions recommended by management in excess of a predetermined monetary threshold. The AMC is intended to function as an additional governance and approval mechanism for the Company's asset approval policies and procedures.

The Board and Board Committees
 We currently have eleven incumbent directors and the following committees:
•Audit Committee
•Compensation Committee
•NGS Committee
•AMC
Our Board typically meets on a quarterly basis, with additional meetings held as required. During 2025, the Board held four meetings. Throughout 2025, each of our current directors attended at least 75% of the aggregate of the Board and committee meetings of which he or she was a member. Directors are expected to attend our Annual Meetings of stockholders. All directors attended our 2025 Annual Meeting held on May 22, 2025.
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The following table identifies the current members of our Board and Board Committees and the number of meetings held during 2025:

Board of Directors	Audit Committee	Compensation Committee	Nominating, Governance and Sustainability Committee	Asset Management Committee (1)
Steven J. Hilton*
Phillippe Lord
Peter L. Ax +	C		✓
Dana C. Bradford	✓			C
Michael R. Odell		C
Deb Henretta			C
Joseph Keough	✓			✓
P. Kelly Mooney		✓	✓
Louis E. Caldera		✓
Dennis V. Arriola (2)			✓	✓
Erin Lantz	✓
Geisha Williams (3)		✓		✓
Number of Meetings	7	8	4	2

*	=	Executive Chairman of the Board
✓	=	Member
C	=	Committee Chair
+	=	Lead Independent Director
(1) In August 2025, the AMC Charter was revised in accordance with its new updated duties and oversight responsibilities. The AMC was previously transactional in nature and did not have regularly scheduled meetings.
(2) Mr. Arriola was appointed as a member of the Asset Management Committee effective May 22, 2025. Mr. Arriola resigned from the Board effective March 31, 2026.
(3) Ms. Williams was appointed as a member of the Compensation Committee effective May 22, 2025, replacing Mr. Bradford.

Audit Committee
The Board has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act, and the rules and regulations of the NYSE. The Audit Committee assists the Board in:
•fulfilling its oversight of the integrity of our financial statements,
•overseeing our compliance with legal and regulatory requirements,
•determining our independent registered public accounting firm’s qualifications and independence,
•evaluating our financial, technological, operational, cybersecurity, data privacy and AI risks and overseeing our efforts to mitigate these risks, which include among other things, annual cyber and risk trainings for all employees,
•evaluating the performance of our internal audit function and independent registered public accounting firm, and
•reviewing and approving any related party transaction between the Company and senior executive officers or directors.
The Audit Committee has the sole authority to appoint and replace our independent registered public accounting firm and approves all audit engagement fees and terms of all significant non-audit engagements with the independent registered public accounting firm in accordance with the pre-approval policies set forth in our Audit Committee charter. The Audit Committee has the authority to obtain advice and assistance from, and receives appropriate funding from us for, outside legal, accounting and other advisors as it deems necessary to carry out its duties. The Audit Committee also receives briefings from our executive management team at least quarterly, addressing audit, compliance, and information security matters, among other topics.
The Audit Committee operates under a written charter established by the Board. The charter is available on our website at investors.meritagehomes.com. Each member of the Audit Committee meets the independence requirements of the NYSE and the Exchange Act, and is financially literate, knowledgeable and qualified to review our financial statements. In addition, each member of the Audit Committee has accounting or related financial management expertise. The Board has determined that Peter L. Ax, the Chair of our Audit Committee, and the other directors who serve as audit committee members meet the independence requirements of the NYSE’s listing standards and Rule 10A-3 under the Exchange Act, and each is an “audit committee financial expert” as such term is defined in SEC rules and regulations. Information about past business and educational experience of Mr.
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Ax and other members of the Audit Committee is included in their biographies in this proxy statement in the section “—Director Qualifications and Diversity”.
The report of the Audit Committee is included in this proxy statement in the section “Report of the Audit Committee.”
Compensation Committee
The Board has established a Compensation Committee in accordance with the NYSE’s rules and regulations. The Compensation Committee regularly reports to the Board and its responsibilities include, but are not limited to:
•reviewing and approving short-term and long-term incentive goals and objectives relative to NEO compensation, evaluating NEO performance in light of these goals, and recommending to the Board the NEO compensation programs and levels based on this evaluation,
•reviewing and considering input from stockholders with respect to compensation arrangements with our NEOs,
•overseeing and approving all grants of equity-based awards, including those for non-NEOs,
•overseeing, monitoring, administrating and enforcing our Clawback Policy, and
•producing a report on executive compensation to be included in our annual proxy statement.
The Compensation Committee is currently comprised of four members of the Board, each of whom is independent under the independence standards of the NYSE and a “non-employee director” under Section 16 of the Exchange Act. Generally, the Compensation Committee Chair is in charge of setting the schedule for the Compensation Committee’s meetings as well as the agenda of each meeting. The Compensation Committee operates under a written charter, which is available on our website at investors.meritagehomes.com.
The Compensation Committee has the sole authority to hire outside compensation advisors and consultants and to determine the terms, scope, fees and costs of such engagements. Since 2018, the Compensation Committee has engaged Pearl Meyer as its independent executive compensation consultant to provide an update on current compensation trends and to provide recommendations on the compensation packages of our NEOs.
The Compensation Committee determines executive compensation with respect to our NEOs independent of management. For the NEOs, the number and type of equity award grants are determined or based on an employment agreement between the Company and the NEO, which may be periodically adjusted, as approved by the Compensation Committee. For non-NEOs, management is responsible for recommending to the Compensation Committee the persons to receive grants of equity based awards and the nature and size of the proposed awards. Because management is responsible for the day-to-day operation of the Company, the Compensation Committee believes that management is in the best position to make this recommendation.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is, or has been, an employee of Meritage or any of its subsidiaries. There are no interlocking relationships between Meritage and other entities that might affect the determination of the compensation of Meritage’s executive officers.
NGS Committee
The Board has established an NGS Committee, which reports directly to the Board and is responsible for:
•developing director qualifications and determining whether newly elected directors or prospective director candidates meet those qualifications,
•identifying individuals qualified to become Board members and recommending director nominees for the next Annual Meeting of stockholders,
•considering recommendations for director nominations received from stockholders,
•reviewing and recommending changes as needed to the Company’s Corporate Governance Principles and Practices and other corporate governance documents,
•addressing such items as management succession, including policies and principles for our CEO selection and performance review and succession in the event of an emergency or departure of the CEO or Executive Chairman,
•establishing and implementing director qualification standards, including policies regarding director tenure, retirement and succession,
•reviewing the charters of the Compensation Committee, Audit Committee, NGS Committee, and AMC, and the Lead Independent Director Charter,
•assessing and monitoring, with Board involvement, the Board’s performance and the contributions and performance of individual directors,
•recommending nominees for the Compensation Committee, Audit Committee, NGS Committee, and AMC,
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•monitoring compliance with our Corporate Governance Principles and Practices, including stock ownership requirements for directors and NEOs,
•promoting adherence to a high standard of corporate governance, ethics, and Company values,
•assisting in setting the Company's general strategy with respect to sustainability matters, and considering and recommending policies, practices and disclosures that conform with the strategy,
•reviewing the Company’s environmental, social, and governance reports and scores from relevant internal and external stakeholders, as available, and providing guidance on areas of opportunity with respect to sustainability matters,
•overseeing and approving annual updates to the Company's Human Rights Policy, Sustainability Policy, Responsible Marketing Policy, Vendor Code of Conduct and Political Activities and Contributions Policy, all of which can be found on our website at investors.meritagehomes.com,
•overseeing the Company's policies to protect the health and safety of employees, contractors, customers and the public and, as applicable, the environment, and review with management the quality of the Company’s procedures for identifying, assessing, monitoring and managing the principal environmental and social risks to the Company,
•overseeing the Company's policies and practices concerning belonging and inclusion,
•in consultation with the Compensation Committee, reviewing and advising the board on compensation targets related to sustainability objectives and metrics,
•monitoring environmental, social and political trends as well as major global legislative and regulatory developments or other public policy issues and making recommendations to the Board, as appropriate, on adjustment of Company policies and practices to address such trends and issues,
•overseeing the reporting and disclosure with respect to sustainability matters, such as climate change and greenhouse gas emissions, including data collection and compliance with any applicable laws, and
•reviewing and approving the Company's annual sustainability report, which includes Task Force on Climate-Related Financial Disclosures ("TCFD"), and other similar reports.
The NGS Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms. The NGS Committee operates under a written charter, which is available on our website at investors.meritagehomes.com. Each member of the NGS Committee meets the independence requirements of the NYSE.
Asset Management Committee
The Board has established the AMC, which directly reports to the Board. In August 2025, the AMC Charter was revised in accordance with its new updated duties and oversight responsibilities. The AMC was previously transactional in nature and did not have regularly scheduled meetings. The AMC is responsible for reviewing and approving/denying land acquisition, joint venture, land banking, asset/equity acquisitions and similar transactions recommended by management in excess of a predetermined monetary threshold. The Committee is intended to function as an additional governance and approval mechanism for material transactions proposed by management. The AMC operates under a written charter, which is available on our website at investors.meritagehomes.com. Each member of the AMC meets the independence requirements of the NYSE.
Director Nomination Process
Director Qualifications. The NGS Committee will evaluate prospective nominees using the standards and qualifications set forth in our Corporate Governance Principles and Practices and in our criteria for new directors. Prospective nominees must meet these qualification requirements and should have the highest professional and personal ethics and values, as well as broad experience at the policy-making level in business, government, education or public interest. Prospective nominees must be committed to enhancing stockholder value and must have sufficient time to devote to carrying out their duties and to provide insight based upon experience, talent, skill and expertise appropriate for the Board. Each prospective nominee must be willing and able to represent the interests of our stockholders.
Identifying and Evaluating Nominees for Directors. The NGS Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The NGS Committee assesses the current composition of the Board, the balance of management and independent directors and the need for Audit Committee and other expertise in its evaluation of prospective nominees. In the event that vacancies are anticipated, or otherwise arise, the NGS Committee may seek recommendations from current Board members, professional search firms, outside legal, accounting and other advisors, or stockholders in order to locate qualified nominees. After completing its evaluation, the NGS Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board will determine the nominee(s) after considering such recommendations.
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Stockholder Recommendations. The policy of the NGS Committee is to consider properly-submitted stockholder recommendations for candidates for membership on the Board as described below. In evaluating such proposals, the NGS Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership qualifications and criteria described above. Any stockholder recommendations proposed for consideration by the NGS Committee must include the nominee’s name and qualifications for Board membership and should be submitted to:
Meritage Homes Corporation
18655 North Claret Drive
Suite 400
Scottsdale, Arizona 85255
Attn:  Secretary
The Secretary will forward all recommendations to the NGS Committee.
Stockholder Nominations. Our Bylaws also permit stockholders to nominate directors for election at an annual stockholder meeting. For a description of the process for submitting such nominations for consideration at next year’s Annual Meeting, please see “Stockholder Proposals, Director Nominations and Other Items of Business” on page 61 of this proxy statement.
Proxy Access. Our Bylaws permit an eligible stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the Company’s outstanding shares of common stock for three years to include in the Company’s proxy materials director nominations of up to 20% (rounded to the nearest whole number) of the number of directors at any Annual Meeting. For a description of the process and deadlines for submitting such nominations for consideration at next year’s Annual Meeting, please see “Stockholder Proposals, Director Nominations and Other Items of Business” on page 61 of this proxy statement.
Director Orientation and Continuing Education
It is the policy of the Board that all new directors participate in an orientation program sponsored by the Company. This orientation is designed to familiarize new directors with the Company’s core values, strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Ethics, its principal officers, its internal audit function, and its independent registered public accounting firm. In addition, the Board encourages each director to attend prominent continuing education programs. The Company will pay for the director’s tuition and reasonable and customary travel expenses to attend continuing education programs.
Executive Sessions of Independent Directors
Our Corporate Governance Principles and Practices dictate that the non-management members of the Board meet in executive session at least quarterly outside the presence of directors that are employees or officers of the Company. The non-management directors met in executive session four times during 2025. Peter L. Ax is our Lead Independent Director and presides over these executive session meetings.

Shareholder Engagement
Our Company is committed to maintaining a transparent and responsive dialogue with our shareholders. Consistent with evolving governance expectations, we view engagement not as an annual event but as an ongoing, year‑round practice that strengthens oversight, informs strategic decision‑making, and supports long‑term value creation. We proactively reach out to our stockholder base twice a year. After our annual Sustainability and Corporate Responsibility report ("S&CR Report") is issued, typically in the late summer, we share our initiatives and achievements around our sustainability and human-capital priorities. At year-end, we look to hear and respond to investor feedback and generally cover topics such as governance and stockholder rights, board composition, strategy, and executive compensation.
Our program includes outreach led by executive leadership and independent directors to ensure shareholders have access to the right voices. The feedback gathered during these conversations help inform the Board’s thinking and decision-making, in particular about succession planning, governance and disclosure. We remain committed to maintaining an open, productive dialogue with our stockholders and to transparently reflecting our stockholders’ perspectives in our governance and disclosure practices.

Code of Ethics
We are committed to conducting business consistent with the highest ethical and legal standards. The Board has adopted a Code of Ethics, which is applicable to all employees and consultants, including our senior and executive management and our directors, and a Vendor Code of Conduct, which is applicable to all contractors, subcontractors, vendors and partners. Both the Code of Ethics and the Vendor Code of Conduct are available on our website at investors.meritagehomes.com. Any amendment or waiver of a provision of the Code of Ethics requiring disclosure under the rules of the either the SEC or the NYSE will be posted on the Company's website within four business days of such amendment or waiver.
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Meritage Securities Trading Policy
The Board has adopted a Securities Trading Policy that sets forth guidelines and restrictions on transactions involving our stock, which are applicable to all employees, including our NEOs and directors, as well as former employees and directors with material non-public information. While the Securities Trading Policy does not apply to the Company directly, it is the Company's practice to follow the same guidelines and restrictions on transactions involving our stock that apply to our employees, NEOs and directors. The Securities Trading Policy establishes policies and procedures that are reasonably designed to promote compliance with the insider trading laws, rules, regulations and listing standards applicable to the Company. A copy of the Securities Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the "2025 Annual Report").

Meritage Stock Pledging Policy
Our Securities Trading Policy prohibits pledging of the Company’s equity securities by our employees, NEOs and directors. None of the Company's NEOs or directors currently have pledged any Company stock.

Meritage Anti-Hedging Policy
Our Securities Trading Policy prohibits all types of hedging transactions, including, but not limited to, purchases of stock on margin, short sales, buying or selling puts or calls and similar transactions involving any derivative securities. We believe that these types of transactions could enable employees to own Company stock without the full risks and rewards of ownership. When that occurs, employees may no longer have the same objectives as the Company’s other stockholders and therefore such transactions involving Meritage stock are prohibited.

Communications with the Board of Directors
Interested persons may communicate with the Board by writing to our Lead Independent Director at the address set forth on page 2. The Lead Independent Director will disseminate the information to the rest of the Board at his discretion.

Compensation Discussion and Analysis
The following discussion and analysis should be read in conjunction with the “Summary Compensation Table” and related tables that are presented immediately following this discussion.
The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about the material elements of compensation that we pay or award to, or that is earned by, our NEOs. For our 2025 fiscal year, our NEOs were:
•Phillippe Lord, Chief Executive Officer ("CEO")
•Hilla Sferruzza, Executive Vice President ("EVP"), Chief Financial Officer ("CFO")
•Steven J. Hilton, Executive Chairman ("EC")
•Malissia Clinton, EVP, General Counsel ("GC") and Secretary
•Javier Feliciano, EVP, Chief People Officer ("CPO")
•Clint Szubinski, Former EVP, Chief Operating Officer ("COO") (1)
(1) Mr. Szubinski voluntarily terminated his employment with the Company on May 16, 2025.
This CD&A addresses and explains the numerical and related information contained in the Summary Compensation Table and other executive compensation tables, and includes actions regarding executive compensation that occurred during 2025, including the award of bonuses related to 2025 performance, and the adoption of any new, or the modification of any existing, compensation programs, if applicable.

Executive Summary
Meritage Homes is committed to building long-term stockholder value. Accordingly, our NEO compensation program is designed to be largely performance driven. At our 2025 Annual Meeting of Stockholders, the Company’s stockholders approved the compensation of our NEOs (on an advisory basis) by over 95% of total votes cast, indicating that our stockholders were in agreement with our Compensation Committee and its direction of setting compensation arrangements based on performance
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metrics that are in line with the goals of our stockholders. A summary of our compensation packages is discussed further in this proxy statement in the section titled “Compensation Program.”
2025 Business Results
Financial and Operational Results
Below is a summary of our financial and operational results in 2025:
•Total home closing revenue of $5.8 billion on 15,026 homes in 2025, compared to $6.3 billion on 15,611 homes in 2024.
•Home orders totaling 14,650 in in 2025, our highest orders in Company history, up from 14,606 in 2024.
•Home closing gross margin of 19.7% for the year ended December 31, 2025 was down 520 basis points from 24.9% in the prior year due to increased utilization of financing incentives, higher lot costs, real estate-related impairments and charges related to terminated land contracts, and severance costs, all of which offset lower direct costs and savings generated from faster construction cycle times. Excluding $39.4 million of terminated land contracts, $16.5 million of real estate impairments, and $4.3 million of severance costs, adjusted home closing gross margin was 20.8%(1) for the year ended December 31, 2025, compared to adjusted home closing gross margin of 25.0%(1) in 2024 when excluding $6.7 million in terminated land contracts, reflecting the tougher economic environment impacting consumer confidence in 2025. There were no impairments or severance costs during the year ended December 31, 2024.
•SG&A leverage as a percentage of home closing revenue of 10.7% compared to 10.1% in 2024, primarily as a result of reduced leverage on lower home closing revenue as well as higher external commission rates, maintenance costs related to increased spec inventory, and spend on technology, all of which were partially offset by lower performance-based compensation.
•Net earnings of $453.0 million, or $6.35 per diluted share, in 2025, down from $786.2 million, or $10.72 per diluted share, in 2024, primarily reflecting lower home closing revenue and gross profit, as well as higher tax rates.
•Land acquisition and development spend, net of land reimbursements, of $1.9 billion versus $2.3 billion in the prior year. We put 5,500 net new lots under contract in 2024, down from 37,000 in 2024, and ended 2025 with 336 actively selling communities, the highest count in Company history.
•Dividends totaled $1.72 per share for the full year 2025, up from $1.50 per share in 2024. The Company also repurchased 4,289,984 shares of our common stock, or 6.0% of the shares outstanding at the beginning of the year, for $295.0 million.
•Our debt-to-capital and net debt-to-capital(2) ratios were 26.0% and 16.9%, respectively, at December 31, 2025, compared to 20.6% and 11.7%, respectively, at December 31, 2024.
•Maintained investment grade credit ratings by all three of our rating agencies, S&P, Moody's and Fitch.
(1) Adjusted home closing gross margin is a non-GAAP measure and should be considered in addition to, rather than as a substitute for, the comparable GAAP financial measures. We believe this non-GAAP financial measure is relevant and useful to investors in understanding our operating results and may be helpful in comparing the Company with other companies in the homebuilding and other industries to the extent they provide similar information. For a reconciliation to home closing gross margin, the most comparable GAAP measure, please see our 2025 Annual Report under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations-Home Closing Gross Profit."
(2) Net debt-to-capital is a non-GAAP measure and is computed as net debt divided by the aggregate of net debt and stockholders' equity. Net debt is comprised of total senior and convertible senior notes, net and loans payable and other borrowings, less cash and cash equivalents. The most directly comparable GAAP financial measure is the ratio of debt-to-capital. For a reconciliation to the debt-to-capital ratio, the most comparable GAAP measure, please see our 2025 Annual Report under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing Cash Flow Activities.”

Our operational strategy focuses on building affordable, move-in ready homes that are designed to meet the growing demand for entry-level and first move-up homes in high-growth geographies across the U.S., while utilizing strategic relationships with third-party brokers, a sales channel historically focused on the residential resale market. Our communities are targeted to the entry-level and first move-up price point combining nicely-appointed affordable homes with simplified and streamlined construction and sales processes aimed to create a stress-free buying experience for our customers while also allowing our trade partners and suppliers to work more efficiently and cost effectively, allowing us to pass savings on to our customers. We have a 100% speculative ("spec") home building strategy, pre-starting all of our homes with preselected plans and features. Midway through 2024, we introduced a strategic shift of selling homes later in the construction process which enables us to compete more effectively with the resale home market by shortening the delivery time from sale to close, aligning more closely with typical resale home closing timelines. Our strategic shift focuses on three core tenets: (1) a 60-day closing ready guarantee beginning in 2025, (2) move-in ready homes, and (3) external realtor engagement. We believe that focusing on these three tenets provides us with a competitive advantage and positions us competitively to capture a larger market share by opening up a category of buyers that previously might not have considered new home construction due to hesitancy over construction and closing delays and hidden move-in costs. We believe our move-in ready, 60-day closing ready guarantee helps alleviate these concerns. Further, by focusing on our relationship with the external realtor community, we expand our potential buyer pool and marketing funnel as a large percentage of buyers place their trust in these agents when starting their search for a new home.
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Sustainability. Meritage is committed to sustainability through the homes we build, the communities in which we live and work, and the ways we conduct ourselves every day. Our goal also extends to our efforts in helping homebuyers solve for affordability. We strive to integrate a sustainability focus into all aspects of our business—from land acquisition and development to the design and construction of homes to our financial services offerings, which include title and escrow, mortgage and insurance services. See below for further discussion of our sustainability and corporate social responsibility efforts and achievements.
Energy Efficient and Resilient Homes. We continue to focus on building energy-efficient, resilient homes and believe it is one of the core differentiators between the new and resale home market. Accordingly, at a minimum, every new home we construct, except in certain geographies, meets or exceeds the standards of ENERGY STAR® Version 3.1, which are higher than existing building codes. We have been building energy efficient homes since 2009, including the use of spray foam insulation, ENERGY STAR® appliances, and WaterSense water fixtures in all geographies, as well as multispeed HVAC and solar panels in certain markets. Although the ENERGY STAR® certification program is anticipated to phase out by June 2026, based on current guidance from the U.S. Environmental Protection Agency ("EPA"), we monitor developments and adjust our approach as needed, but plan to continue to build our homes with similar sustainability features that we provide today.
Year after year, we strive to build energy-efficient homes through better construction processes and selection of materials and features inside the home. These efforts reduce the energy consumption and greenhouse gas emissions of our homes, which create energy savings and lower utility bills for our homeowners. Our homes earn better Home Energy Rating System ("HERS") scores from the third-party energy rater, Residential Energy Services Network, as compared to a comparable existing home. In recognition of our efforts, we have received various national and regional awards, including most recently:
•Newsweek's 2025 America's Greenest Companies;
•2024 EPA's ENERGY STAR® Partner of the Year for Sustained Excellence for the eleventh year (1);
•2021 - 2024 EPA's Indoor airPLUS Leader Award (1); and
•2013 - 2024 EPA's ENERGY STAR® Residential New Construction Market Leader Award (1);
(1) The EPA did not issue any awards during 2025.

Our homes and communities are also designed with resilience and adaptability in mind. In existing flood-zone areas identified by the Federal Emergency Management Agency, we typically design around floodways and/or remediate the land so that our homes are not located in floodplains. In certain regions, we incorporate roofing, siding and other exterior materials that are appropriate for local weather event risks such as hurricanes or wildfires. Community design elements—including the use of xeriscaping—also support landscape resilience.

Affordability. As a top‑five homebuilder with a spec‑focused strategy and streamlined operations, we leverage national product pricing, volume discounts, and rebates across our markets, enabling us to offer a lower average selling price and support homebuyer affordability. Most of our homes qualify for FHA loans, giving buyers the option of a lower down payment. In addition to our energy‑efficient homes reducing the monthly utility bills, we help our homebuyers solve for a monthly payment in an elevated mortgage interest rate environment by offering financing incentives, such as mortgage rate buydowns, at Meritage’s cost. We also primarily build in areas where at least our affiliated broker can offer homeowners insurance, helping ensure that our buyers have access to coverage.
Responsible Supply Chain. Responsible sourcing and the use of sustainable materials are important to our operations. Our raw materials consist primarily of lumber, concrete, drywall, roofing materials and similar construction materials, and are frequently purchased on a national or regional level. However, because such materials are substantially comprised of natural resource commodities, Meritage expects responsible management of environmental risks in our supply chain. We work with our partners to ensure they understand our needs and our Company culture and conduct. Our contracts require that our suppliers comply with all laws, environmental regulations and safety and labor practices pertaining to their products and work as well as follow our Vendor Code of Conduct and we monitor our suppliers' compliance with zoning, building and safety codes. Where possible, we use recycled building materials and sustainably-sourced products. Certain of our building materials are sourced locally to reduce transportation and the related green-house gas emissions.
Climate Change Reporting. In 2022, Meritage became the first U.S. public production builder to issue a Task Force on Climate-Related Financial Disclosures ("TCFD") report, and in 2025 issued our fifth annual S&CR Report, which includes our TCFD. We have been measuring our annual greenhouse gas ("GHG") emissions since 2019. Our GHG emissions is developed in accordance with the GHG Protocol Corporate Accounting and Reporting Standard, using both spend-based and activity-related data. Meritage’s operations in the homebuilding sector generate direct and indirect GHG emissions. As with most companies within our sector, the main source of Meritage’s GHG emissions is from Scope 3 (indirect value chain emissions) since the emissions from our value chain capture material and supplier inputs, the home construction process, and the lifetime energy consumption of homes delivered. The most meaningful impact we can make in reducing GHG emissions is by delivering homes that are more energy-efficient. We limited Scope 3 disclosure to Category 11 (use of sold products) due to the lack of precision or completeness in the estimation methodologies in the other Scope 3 categories. We actively engage with our vendors to understand the entire lifecycle of our inputs from raw materials to use of materials to disposal of waste. While Meritage does not
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currently require vendors to perform life cycle assessments or provide Environmental Product Declarations ("EPDs"), we strongly encourage these practices as this information supports more accurate GHG emissions calculations. If we reach a point at which the EPDs collected represent a significant portion of our home inputs, at that time, we will determine if the publication of a full Scope 3 Category 1 GHG is appropriate.
Philanthropy. One of our core values is "Start With Heart" and we do so through various initiatives. Since 2013, Meritage has partnered with Operation Homefront to provide newly-built mortgage-free homes to military veterans and their families through its Permanent Homes for Veterans program and we continued this tradition in 2025, building and donating our 21st and 22nd homes in Angier, North Carolina, and Colorado Springs, Colorado. Through the Meritage Cares Foundation, we donated $2 million in 2025 to non-profit organizations, along with in-kind donations, to help combat food insecurity, support tree planting efforts through Arbor Day Foundation, fund education and career development initiatives, assist military veterans and their families, improve affordable housing supply, and help families recover from the devastation of California wildfires and severe flooding in Texas. The Company also contributed $2 million to fund K-12 education initiatives. Our employees also donate their time to support local organizations and we are proud to offer a benefits program that provides our employees paid time off for volunteering with their chosen charitable organizations. Meritage continues to support its team members through the Meritage Cares Assistance Fund, which offers financial relief for employees facing unexpected financial hardships.
Inclusion and Belonging. At Meritage, corporate social responsibility is integral to the long-term success and resiliency of tour company. We believe that fostering a culture that champions inclusion and belonging allows us to be an employer of choice to our people and a builder of choice to our customers and trade partners. We take pride in being an organization guided by ethical principles, our core values and our promise to deliver a Life.Built.Better.®
We support the long-term interests of stakeholders and customers by emphasizing transparency and accountability across our Board of Directors, executive management, employees, realtors and trade partners. Below are some highlights of our efforts, and more comprehensive information regarding these topics can be found within the Investor Relations area of our website, including our annual S&CR Report and our Equal Employment Opportunity data (“EEO-1”).
Meritage Homes is committed to cultivating a diverse team, fostering an inclusive culture and creating a workplace environment where our team members are treated with respect, valued for their unique perspectives and experiences, and feel a sense of belonging. We seek to develop meaningful relationships and collaborate effectively with diverse customers, realtors, trade partners and the communities we serve. We have a robust talent assessment and succession planning model designed to identify and develop employees, providing a roadmap for promotion and career progression that supports our organizational goals. Employee development is a cornerstone of our culture, enriching each individual's work experience and opportunity for advancement at Meritage. Our culture is guided by our core values through which every employee is strongly encouraged to embrace growth opportunities and is empowered to do their best. Based on employee feedback, we created three voluntary, employee-led resource groups to empower and promote belonging for all employees while creating community and connection.

At December 31, 2025, we had 1,860 full-time employees, of which 42% were female and 28% were racial and ethnic minority groups ("minority"). We are proud of our team and are committed to the ongoing and intentional work to achieve inclusive excellence and being an employer of choice. We are dedicated to learning, improving our practices and challenging our leaders and employees to recognize and leverage our differences for the greater good of the team and the organization. We promote an open-door policy where individuals are encouraged to voice concerns which are promptly addressed.

The information below provides additional metrics about our corporate full-time workforce as of and for the year ended December 31, 2025: (1) (2) (3)

	Total	Male	Female	Non-Minority	Minority
Headcount	315	58%	42%	74%	26%
Promotions	7	57%	43%	86%	14%
Turnover %	10%
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(1) Due to the unique nature of the homebuilding business, as communities open and close in different geographic locations, our impacted local employees may elect to terminate their employment with us in order to remain in close proximity to their home. This sector-specific high turn-over of our field employees results in limited ability to provide meaningful benchmarking and period-over-period demographics tracking and, therefore, the information above only reflects the demographics of our corporate employees and local management teams.

(2) Not included in the table above is our local operations senior leadership. This group of 27 employees had a total turnover rate of 11% in 2025 and the following ratios:

	Total	Male	Female	Non-Minority	Minority
Headcount	27	85%	15%	85%	15%
Promotions	6	100%	—%	83%	17%
(3) In late 2025, the Company approved and committed to a plan to reduce its workforce as part of a broader cost-reduction initiative, and fully executed its efforts in early 2026.

Compensation Philosophy and Objectives
Our executive compensation program is designed to drive and reward superior corporate performance both annually and over the long-term while simultaneously striving to be externally competitive amongst our peer group. We continually review our executive compensation program to ensure it reflects good governance practices and is in the best interests of stockholders. Since 2018, the Compensation Committee has engaged Pearl Meyer as its independent external compensation consultant. Pearl Meyer evaluates and makes recommendations regarding the terms of our NEO and Board compensation programs as they relate to creating stockholder value as well as remaining competitive in the marketplace with the changing trends and levels in NEO compensation, while meeting the below core objectives. We do not engage Pearl Meyer for any other advisory services.
Pay for Performance
A substantial portion of the total potential compensation for our NEO's is intended to be variable/at risk on a pay-for-performance basis. The terms of the performance-based compensation contemplated in each respective NEO's employment agreement was based upon an assessment performed by Pearl Meyer of external market data to ensure that the compensation formula is competitive relative to the compensation paid by companies with which we compete for executive talent and the tenure of our executives. This compensation is based on (i) the performance of the Company as a whole, as measured against our peer group and (ii) the NEO's role in the attainment of the Company’s performance goals. In 2025, more than two thirds of the compensation program for our NEOs were based on various performance metrics that are tied to the Company’s financial and operational goals. The following graph illustrates CEO compensation as it relates to Earnings Before Income Taxes over the last three years.

CEO Compensation as % of Earnings Before Income Taxes
$1,200
$600
$0
Earnings Before Income Taxes (in 000's)
$960,266
$1,014,844
$592,714
1.1%
1.2%
1.4%
2023
2024
2025
Fiscal Year Ending
CEO Compensation as a % of Earnings Before Income Taxes
Earnings Before Income Taxes (1)

(1) Before deduction of CEO total compensation (as reflected in the Summary Compensation Table).
Stock Ownership
We are committed to utilizing our compensation program to increase executive stock ownership over time. We believe that equity ownership directly aligns the interests of our NEOs with those of our stockholders and helps to focus our executives on long-term stockholder value creation. We award restricted stock units and performance share awards to our NEOs, as we believe such
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awards provide our NEOs with an incentive to continue to increase long-term stockholder value, even during periods of declining stock prices. We believe the granting of equity awards is an important retention tool and is widely used in our industry.
Recruiting and Retention
Due to the competitive nature of our industry, we are committed to providing total compensation opportunities that are competitive with, though not identical to, the practices of other public homebuilders within our peer group. We intend for our compensation program to be sufficiently aligned with industry practices so that we can continue to attract and retain outstanding executives who are motivated to help us achieve our mission.
Compensation Peer Group
As a member of the homebuilding industry, we predominantly compete for executive talent and have historically compared ourselves to other companies in our industry. Therefore, the Compensation Committee, with the assistance of Pearl Meyer, has established a peer group of comparably sized companies selected from the homebuilding industry, with organizational structures similar to ours such as being a publicly traded company, operations limited to the United States, and building single family housing as their core business.
The peer group companies that were used in 2025 for executive compensation benchmarking and performance benchmarking are set forth below. We believe that this peer group provides an appropriate benchmark comparison for our Company.

●	Beazer Homes USA, Inc.	●	M/I Homes, Inc.
●	Century Communities, Inc.	●	NVR, Inc.
●	D.R. Horton, Inc.	●	Pulte Group, Inc.
●	Hovnanian Enterprises, Inc.	●	Taylor Morrison Home Corporation
●	KB Home	●	Toll Brothers, Inc.
●	Lennar Corporation	●	TRI Point Group, Inc.
●	LGI Homes, Inc.

In addition to the peer group listed above being used for executive compensation benchmarking, the Compensation Committee also used this same peer group for the total shareholder return ("TSR") portion of performance-based long-term incentive awards in 2025; however, any peer that is acquired or de-listed during the applicable measurement period will be removed from the peer group.
While market data is an important factor utilized by the Compensation Committee when setting compensation, it is only one of multiple factors considered, and the amount paid to each NEO may be more or less than the composite market value based on the performance of the Company and the NEO, the roles, experience level and responsibilities of the NEO, internal equity and other factors that the Compensation Committee deems important.
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Compensation Best Practices
The best practices evidenced by our NEO compensation programs and processes include:

WE DO		WE DO NOT
✓	Pay for performance by requiring a significant portion of the total compensation of our NEOs be determined based on performance tied to strategic objectives.	✗	Provide perquisites for our NEOs other than those limited to auto allowance, reimbursement of certain insurance premiums and other limited benefits.
✓	Have executive stock ownership requirements in place set at a multiplier of base salary.	✗	Reprice or replace stock options and other equity awards.
✓	Have a clawback policy for our NEOs requiring the recoupment of erroneously awarded compensation in compliance with applicable NYSE standards.	✗	Allow hedging.
✓	Engage an independent compensation consultant that reports directly to the Compensation Committee to provide an update on current compensation trends and to provide recommendations on our NEOs’ current compensation packages.	✗	Allow pledging.
✓	Have double trigger cash severance based upon a change of control of the Company.	✗	Provide tax gross-ups for change of control and severance payments.
Our executive compensation policies and practices are designed to align our NEOs’ long-term interests with those of our stockholders via a pay-for-performance model. The charts below depict the 2025 percentage of compensation for our CEO and other NEOs that is fixed versus performance-based from the Summary Compensation Table on page 44:

*    Represents average for NEOs other than the CEO for the year ended December 31, 2025, and excluding Mr. Szubinski, Former EVP, COO, who voluntarily terminated employment on May 16, 2025 and therefore his compensation is not indicative of typical annual compensation paid to our NEOs.
** Includes fair value of performance share awards granted (at target level) and actual non-equity incentive plan compensation paid.

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Independent Compensation Consultant
In accordance with its charter, the Compensation Committee has the sole authority to retain and obtain advice and assistance from consultants, legal counsel, accounting and other advisers as appropriate, and to determine and approve the terms, costs and fees for such engagements. Since 2018, the Compensation Committee has engaged Pearl Meyer to serve as its independent compensation consultant. When engaging a compensation consultant, the Compensation Committee takes into consideration the independence of and other factors pertaining to the consultant as required by the NYSE, SEC and other applicable rules and regulations. Upon consideration of these factors, the Compensation Committee has concluded that the engagement of Pearl Meyer does not present any conflicts of interest.
Pearl Meyer is a leader in the executive compensation consulting industry and provides information and advice regarding compensation philosophy and strategy; recommends peer group selection criteria as well as potential peer companies; and consults with the Compensation Committee on both long-term and short-term incentive compensation.

Compensation Program
The key components of our executive compensation program are base salary, annual incentive cash compensation and long-term equity incentive compensation. In addition, our NEOs have the opportunity to participate in our company-wide 401(k) plan, a non-qualified deferred compensation plan, and to receive limited certain personal benefits, as described below under "—Other Compensation". The employment agreements of our CEO and other NEOs are further described in this proxy statement under the section “—Employment Agreements in Effect for 2025.”
Our executive compensation program is designed based on the following strategic principles:
•Alignment with key outcomes of our business strategies;
•Appropriate balance of short- and long-term incentive award opportunity;
•Market-competitive total compensation opportunity within our peer group;
•Appropriate alignment with our stockholders by delivering a significant percentage of total compensation opportunity through equity and including goals that are measured by relative total shareholder return;
•Setting a total compensation package where a significant percentage of total compensation is at risk;
•Transparency in the communication of plan design and performance goals to enhance understanding; and
•Adherence to sound governance practices, including the prudent management of compensation risk.
Based on the results of the analysis, the components of our NEO compensation program are as outlined below.
Base Salary
The purpose of the base salary is to provide a fixed amount of cash compensation that is not variable and is competitive with market practices. Consistent with industry practice and our pay-for-performance objective, the base salary for each of our NEOs is designed to account for only a portion of their overall total target compensation. We target our NEO base salaries to be competitive with our compensation peer group. We believe the NEO base salaries are appropriate based on the officers’ roles, responsibilities, experience and contributions to the Company, as well as compared to market data.
Annual Cash Incentive Compensation ("Non-Equity Incentive Plan")
We believe our Non-Equity Incentive Plan focuses our NEOs on the most important short-term measures of our business, establishes a clear connection between performance and earned compensation, and provides transparency to our stockholders as to the operation of our Non-Equity Incentive Plan. Each goal represents a fixed percentage of total potential cash incentive compensation with each goal assessed separately from the others.
The specific details of each NEO’s 2025 annual cash incentive compensation are further described under the section “—Employment Agreements in Effect for 2025”.
Discretionary Bonuses
Discretionary bonuses may be awarded based on specific achievements of an individual beyond those of the performance measurements included in the Non-Equity Incentive Plan calculations, subject to approval by the Compensation Committee. Although contemplated within the compensation program for our NEOs, the use of discretionary bonuses has been and is expected to continue to be very limited. There were no discretionary bonuses paid to our NEOs in 2025.
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Long-Term Equity Incentive Awards
Long-term equity incentive awards are intended to provide compensation opportunities based on the creation of stockholder value and an increase in our stock price. The employment agreements in effect for 2025 for our NEOs allow for grants of performance-based restricted stock units ("performance share awards") and time-based restricted stock units, both of which have a three-year cliff vesting schedule.
In connection with our equity awards, we have also adopted stock ownership requirements as further discussed below in the section “—Stock Ownership Requirements.”
The Compensation Committee believes that equity awards provide a strong long-term incentive for our NEOs (and other officers and employees) that, along with their stock ownership, helps to align the interests of management with our stockholders. The Compensation Committee believes that these equity-based awards provide the opportunity for our NEOs to benefit from strong stock performance and, particularly in the case of the restricted stock unit awards, the NEOs focus on balancing stability and preservation of stock value against being incentivized to potentially take on an imprudent level of additional risk to drive stock appreciation which could occur with more contingent equity awards such as stock options. The Company and the Compensation Committee also believe that an appropriate mix of cash compensation and non-cash compensation in the form of equity awards is necessary and appropriate because, among other reasons, equity-based awards do not require the use of our working capital. The Compensation Committee is mindful of the fact that equity awards represent an expense under generally accepted accounting principles and a cost to the Company and its stockholders in the form of dilution. Accordingly, the Company seeks to achieve an appropriate balance between cash and non-cash compensation such that the NEOs are appropriately incentivized, our working capital and financial results are minimally affected, and our stockholders do not experience undue dilution.
Other Compensation
The Compensation Committee does not believe in the extensive use of perquisites as a component of executive compensation. The Compensation Committee believes that the perquisites provided to our NEOs (above those received by all employees or officers in general) are limited but help maintain the competitiveness of our compensation package as compared to our peer group companies. The types of perquisites we provide to our NEOs generally consist of car allowances, enhanced life and disability or long-term care insurance, and limited healthcare benefits such as reimbursement of certain physical exam costs.

Stock Ownership Requirements
We maintain stock ownership requirements for our directors and NEOs. The Board believes that these guidelines align the interests of our directors and executive officers with those of stockholders. Our directors and executive officers are required to comply with ownership guidelines. The requirements for our directors and NEOs are outlined below:
•Directors, five times the annual board retainer fee (exclusive of committee, committee chair or lead independent director fees);
•Executive Chairman and CEO, six times base salary;
•CFO, three times base salary; and
•All other Executive Vice Presidents, two times base salary.
In the case of the appointment of a new executive officer or director, the new officer or director shall not be required to purchase stock in the open market in order to become compliant. Until such compliance is achieved, they may not sell or otherwise transfer any stock or stock equivalents related to equity awarded by the Company; provided, however, they may sell stock as necessary to pay any required income tax withholdings in connection with the vesting of any equity grants. Once their income tax withholdings are fulfilled, they may not sell more than 50% of the remaining equity grants or awards that vest in a fiscal year and must hold the balance of their shares until their ownership requirements are met. In order to enable our directors and executive officers to prudently manage their personal financial affairs, our policy provides that once compliance is obtained, subsequent changes in stock price will not affect their compliance with the guidelines provided the officer or director continues to hold at least the number of shares that were necessary to comply with the stock ownership requirements but for a decrease in stock price.
For purposes of the stock ownership requirements, stock is deemed “owned” for both directors and officers in the case of (a) shares owned outright and (b) beneficially-owned shares. As of December 31, 2025, all officers and directors were in compliance with their respective security ownership requirements or transitional requirements.
We also prohibit our officers and directors from all types of hedging transactions, including, but not limited to, purchases of stock on margin, short sales, buying or selling puts or calls and similar transactions involving any derivative securities, as discussed in “Corporate Governance and Board Matters — Code of Ethics” on page 26.

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Equity-Based Awards
Meritage has traditionally granted equity-based awards to board members, executive officers and other key employees to provide a means for incentive compensation and to align the interests of management with the interest of Meritage’s stockholders. Since 2009, all equity awards to employees (other than NEOs) and directors have been comprised of restricted stock or restricted stock units, and in limited instances, performance share awards, and for NEOs have been comprised of a combination of restricted stock units and performance share awards as a means of providing sufficient long-term incentive compensation to align with market competitiveness.
We have comprehensive policies relating to the granting of equity-based awards. Following is a summary of key aspects of our policies:
•All equity-based awards must be approved at formal meetings (including telephonic) of the Compensation Committee.
•The grant date of such awards will be the date of the meeting (or a specified date shortly after the meeting).
•The customary annual equity-based grant shall be approved at a regularly scheduled meeting of the Compensation Committee during the first part of the year, but generally after the annual earnings release. We believe that coordinating the main annual award grant after our annual earnings release will generally result in this grant being made at a time when the public is in possession of all material information about us.
•The Company shall not intentionally grant equity-based awards before the anticipated announcement of materially favorable news, or delay the grant of equity-based awards until after the announcement of materially unfavorable news.
•The Compensation Committee will approve equity-based grants only for persons specifically identified at the meeting by management.

Option Award Practices
Our current executive compensation program does not include the award of options. While we do not have a formal policy in place with regard to the timing of awards of options, stock appreciation rights or similar instruments in relation to the disclosure of material nonpublic information, if in the future we anticipate granting options, stock appreciation rights or similar instruments, we may determine to establish a policy regarding how the Board determines when to grant such awards and how the Board or the Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards.

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Employment Agreements in Effect for 2025
All of our NEOs are covered by employment agreements that automatically renew for a term of one-year on December 31 of each year, unless the executive or the Company notifies the other that it wishes to terminate the agreement within sixty days prior to the expiration date of any renewal term. The original employment agreements were entered into in January 2021, except for Ms. Clinton with whom we entered into an employment agreement in April 2022 when she joined the Company, and Mr. Hilton with whom we entered into a new employment agreement in January 2024.
The Compensation Committee annually reviews each NEO’s total compensation relative to the market data while considering the responsibilities of their position, their individual performance and their tenure with the Company. In March 2025, based on an evaluation of these factors, the Compensation Committee approved increases to certain components of compensation. The base salary for Messrs. Lord and Hilton did not change, and Mr. Hilton's target cash and equity incentive did not change. Following is a description of the key provisions between the Company and each of the NEOs of their respective employment agreements in effect for all of 2025.
Base Salary

	Named Executive Officer
	Phillippe Lord	Hilla Sferruzza	Steven J. Hilton	Malissia Clinton	Javier Feliciano	Clint Szubinski

Base Salary	$1,000,000	$800,000	$1,000,000	$560,000	$515,000	$800,000
Non-Equity Incentive Plan
In 2025, our NEOs were each entitled to an annual cash incentive bonus based upon the achievement of certain performance goals established by the Compensation Committee. The amount of the target bonus and payout ranges for each NEO is set forth below. The amount of the bonus to be paid is contingent upon the achievement of the performance criteria established by the Compensation Committee. Where the actual performance falls below the threshold level, no incentive bonus will be paid with respect to that performance goal, unless the Compensation Committee approves a discretionary amount.
The Non-Equity Incentive Plan has three performance measures, weighted 60%, 30% and 10%, respectively:
1.Earnings before interest expense and interest amortized to cost of sales, income taxes, depreciation and amortization (“EBITDA"), adjusted for specific and predetermined items ("Adjusted EBITDA");
2.Number of home closings; and
3.Customer satisfaction rating as determined by a third-party rating agency.
The Compensation Committee believes these metrics focus our NEOs on the most important short-term measures of our business, establish a clear connection between the Company's strategy, performance and the NEO's earned compensation, and provide transparency to our stockholders as to the operation of our Non-Equity Incentive Plan. Each goal represents a fixed percentage of total potential compensation with each goal assessed separately from the others.
For each of the three performance measures noted above, our Compensation Committee has specified:
•A threshold level of achievement below which no incentives will be paid;
•A target range level of achievement (e.g., between the threshold and maximum) associated with a market-competitive incentive award; and
•A maximum level of achievement above which incentives paid will not increase.
The relationship between the level of performance and associated payout with each level for each of the performance metrics is reflected in the following tables. Where actual results fell between the performance levels set forth above, payments were calculated based on linear interpolation.

Adjusted EBITDA	Performance as % of Target	Payout as % of Target Payout (1) (2)	Number of Home Closings	Performance as % of Target	Payout as % of Target Payout (1) (2)	Customer Satisfaction Rating	Performance as % of Target	Payout as % of Target Payout (1) (2)
Maximum	120.0%	250%	Maximum	110.0%	250%	Maximum	103.3%	250%
Target	100.0%	100%	Target	100.0%	100%	Target	100.0%	100%
Threshold	80.0%	50%	Threshold	90.0%	50%	Threshold	96.7%	50%
Below Threshold	< 80.0%	0%	Below Threshold	< 90.0%	0%	Below Threshold	< 96.7%	0%
MERITAGE HOMES | 2026 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS

(1) Target payouts for Mr. Lord, Ms. Sferruzza, Mr. Hilton, Ms. Clinton, and Messrs. Feliciano and Szubinski, were $3,250,000, $1,400,000, $1,000,000, $560,000, $386,250, and $2,000,000, respectively, and are based on the achievement of target performance level, as indicated in the preceding tables.
(2) As outlined in his employment agreement, Mr. Hilton's maximum payout cannot exceed target (or 100%). The below target thresholds for Mr. Hilton are applicable as indicated in the tables above.

For purposes of determining the executives’ formula bonuses, Adjusted EBITDA means EBITDA adjusted to exclude non-routine charges that the Compensation Committee determines in its sole discretion at the time the annual incentive bonus plan is established as appropriate to exclude. For both target setting and measurement of actual performance, we add back the impact of NEO compensation to calculate Adjusted EBITDA.
Annual Discretionary Bonus
Based on specific achievements of each individual beyond those of the performance measurements included in the Non-Equity Incentive Plan calculations, our NEOs may be awarded discretionary cash bonuses subject to approval by the Compensation Committee. There were no such bonuses awarded in 2025.
Long-Term (Equity-Based) Incentive Awards
In 2025, our NEOs were entitled to long-term equity incentive awards where 50% of the target dollar value was provided through performance share awards based on criteria with interpolated potential payout levels, and 50% of the target dollar value was provided through time-based restricted stock units.
Performance Share Awards. In 2025, our NEOs were entitled to performance share awards as part of their overall compensation. The performance-based portion of the 2025 long-term incentive awards have two metrics, which in 2025 were weighted 70% and 30%, respectively:
1.Achievement of a targeted adjusted return on assets (“Adjusted ROA”) goal (70%), and
2.Three-year relative total shareholder return (“rTSR”) relative to our peer group (30%) (as defined in the section "—Compensation Philosophies and Objectives — Compensation Peer Group ").
The Compensation Committee selected these two measures for the NEO long-term incentive awards as they believe they best align with our stockholder interests of strong returns and increased efficiency in generating profits from assets, and also provide a good counterbalance to our short-term objectives.
For each of the two performance-based plan measures, our Compensation Committee has specified:
•A threshold level of achievement below which no awards will be paid;
•A target range level of achievement (e.g., between the threshold and maximum) associated with a market-competitive incentive award; and
•A maximum level of achievement above which awards will not increase.
Each metric is assessed separately from the other, and each may be adjusted for specific and pre-determined items established by the Compensation Committee. The Adjusted ROA Maximum, Target and Threshold are established using the historical performance of the Company's peer group as a benchmark. The Adjusted ROA performance is measured annually and on a standalone basis, although the vesting of the shares will occur at the end of a three-year performance period. The rTSR goal is a cumulative three-year metric, measured against the Company's peer group. The relationship between the level of performance and the shares awarded with each level is reflected in the table below. Where actual results fall between the performance levels set forth in the following charts, payments will be calculated based on linear interpolation.

Adjusted ROA	Performance as % of Target	Shares Awarded as % of Target Payout (1)	Relative TSR	Peer Group Percentile	Shares Awarded as % of Target Payout (1)
Maximum	150.0%	200%	Maximum	75.0	200%
Target	100.0%	100%	Target	50.0	100%
Threshold	50.0%	50%	Threshold	25.0	50%
Below Threshold	< 50.0%	0%	Below Threshold	< 25.0	0%
(1) For 2025, the target award payout value was equal to approximately $2,750,000, $900,000, $500,000, $476,000, $424,875, and $1,100,000 for Mr. Lord, Ms. Sferruzza, Mr. Hilton, Ms. Clinton, and Messrs. Feliciano and Szubinski, respectively. This 100% payout achievement is based on target performance level as indicated in the table above. Mr. Hilton is not eligible for payout above 100%.
38 MERITAGE HOMES | 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock Unit Awards. In 2025, our NEOs were entitled to an annual grant of restricted stock units that cliff vest on the third anniversary of the date of grant. The number of restricted stock units to be granted to each executive officer will be equal to the dollar value specified for each executive officer divided by the closing price of the Company’s stock on the grant date. The value of restricted stock units granted in 2025 to Mr. Lord, Ms. Sferruzza, Mr. Hilton, Ms. Clinton, and Messrs. Feliciano and Szubinski were approximately $2,750,000, $900,000, $500,000, $476,000, $424,875 and $1,100,000, respectively.
Other Benefits
In 2025, our NEOs were also entitled to certain specified other benefits. Mr. Lord was entitled to receive payments annually to purchase life insurance coverage in the policy amount of up to $5,000,000; disability and/or long-term care insurance with monthly benefits of up to $20,000; and the use of a company car. Mss. Sferruzza and Clinton and Mr. Feliciano were entitled to receive payments annually to purchase life insurance coverage in the policy amount of up to $3,000,000 and disability and/or long-term care insurance with monthly benefits of up to $20,000. Our NEOs were also eligible to enroll in a program that provides for reimbursement of costs of up to $3,000 for executive physical exams.
Termination Provisions
Our NEOs employment agreements provide them with severance benefits under the Company's Executive Severance Plan in certain situations upon termination of employment, which may include change of control, voluntary resignation by the officer with or without good reason, termination by the Company, with and without cause, death or disability, and retirement. A summary of the key termination provisions of the Executive Severance Plan in effect for 2025 is outlined beginning on page 49.
MERITAGE HOMES | 2026 Proxy Statement 39

COMPENSATION DISCUSSION AND ANALYSIS

Discussion of NEO Compensation
Following is a discussion of the compensation paid, awarded or earned in 2025 to the Company’s CEO and NEOs.
Our NEOs were compensated in 2025 pursuant to the terms of their respective employment agreements in effect during 2025, which provided for a base salary, a Non-Equity Incentive Plan award based on Company performance, equity grants and other customary executive benefits.
Under these agreements, a substantial portion of our NEOs potential compensation was performance-based to align their goals and efforts with the interests of our stockholders.
Salary. In accordance with the terms of their respective employment agreements, each NEO was paid a base salary as outlined in "— Employment Agreements in Effect for 2025."
Non-Equity Incentive Plan. For 2025, our NEOs earned cash performance-based bonuses pursuant to the terms set forth in their respective employment agreements as outlined beginning on page 37 of this proxy statement and according to the metrics set forth below. These cash bonuses were paid in February 2026.
ACTUAL RESULTS FOR 2025 ANNUAL INCENTIVE COMPENSATION:

		Named Executive Officer (1)
Actual Results		Phillippe Lord	Hilla Sferruzza	Steven J. Hilton (2)	Malissia Clinton	Javier Feliciano
Adjusted EBITDA (60%)
Actual Results (in thousands)		$708,783	$708,783	$708,783	$708,783	$708,783
Target Performance Level (3) (in thousands)	≥	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Target Bonus $		$1,950,000	$840,000	$600,000	$336,000	$231,750
NEO Payout % (4)		—%	—%	—%	—%	—%
NEO Payout $		$—	$—	$—	$—	$—
Number of Home Closings (30%)
Actual Results		15,026	15,026	15,026	15,026	15,026
Target Performance Level (3)	≥	16,500	16,500	16,500	16,500	16,500
Target Bonus $		$975,000	$420,000	$300,000	$168,000	$115,875
NEO Payout % (4)		55.3%	55.3%	55.3%	55.3%	55.3%
NEO Payout $		$539,500	$232,400	$166,000	$92,960	$64,118
Customer Satisfaction Rating (10%)
Actual Results		95.9%	95.9%	95.9%	95.9%	95.9%
Target Performance Level (3)	≥	90.0%	90.0%	90.0%	90.0%	90.0%
Target Bonus $		$325,000	$140,000	$100,000	$56,000	$38,625
NEO Payout % (4)		250.0%	250.0%	100.0%	250.0%	250.0%
NEO Payout $		$812,500	$350,000	$100,000	$140,000	$96,562
Total NEO Payout $ (5)		$1,352,000	$582,400	$266,000	$232,960	$160,680
(1) Effective May 16 2025, Mr. Szubinski terminated his employment and accordingly was not eligible to receive any annual incentive compensation.
(2) As outlined in his employment agreement, Mr. Hilton’s maximum payout cannot exceed target (or 100%).
(3) As is our practice, performance targets for 2025 were established early in the year. During 2025, the market for new homes was marked by much softer demand than anticipated, as affordability challenges persisted and consumer confidence deteriorated, resulting in lower Adjusted EBITDA and home closings than anticipated.
(4) See the table provided on page 37 of this proxy statement for additional information related to the payout percentages as they relate to the targets.
(5) The combined Total NEO Payout was 42% of target.

40 MERITAGE HOMES | 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Equity Awards. In 2025, Mr. Lord, Ms. Sferruzza, Mr. Hilton, Ms. Clinton, and Messrs. Feliciano and Szubinski were granted 37,067, 12,131, 6,739, 6,416, 5,727 and 14,827 performance share awards (target level), respectively, related to the Adjusted ROA and rTSR performance metrics. Additionally, they were granted an equal amount of time-based shares that cliff vest in 2028, with minor variances due to rounding. The performance share awards related to Adjusted ROA and rTSR vest on the third anniversary of the date of grant, subject to the achievement of the individual performance measures. The table below illustrates the potential performance share awards for 2025 at threshold, target and maximum performance levels for each NEO based on the established performance metrics. For discussion of the restricted stock units and performance share awards that vested in 2025, see the "2025 Stock Awards Vested" table on page 48.
PERFORMANCE BASED AWARDS GRANTED - ADJUSTED ROA and rTSR METRICS:

Name	Approximate Award Fair Value (at Target level) ($)	Below Threshold (Shares) (#)	Threshold (Shares) (#)	Target (Shares) (#) (1) (2)	Maximum (Shares) (#)
Phillippe Lord	$2,750,000	—	18,534	37,067	74,134
Hilla Sferruzza	$900,000	—	6,066	12,131	24,262
Steven J. Hilton	$500,000	—	3,370	6,739	6,739
Malissia Clinton	$476,000	—	3,208	6,416	12,832
Javier Feliciano	$424,875	—	2,864	5,727	11,454
Clint Szubinski	$1,100,000	—	7,414	14,827	29,654
(1)Target number of shares awarded is based on the closing stock price on grant date.
(2)Refer to page 38 of this proxy statement for the relationship between the level of performance and the shares awarded with each level for both Adjusted ROA and rTSR metrics.
Other Benefits. The Company also provided other benefits consistent with our NEOs' employment agreements. These benefits are detailed in footnote (4) to the "Summary Compensation Table" included in this proxy statement.

MERITAGE HOMES | 2026 Proxy Statement 41

COMPENSATION DISCUSSION AND ANALYSIS

2026 Developments
Executive Team Update
On January 1, 2026, Austin Woffinden became Executive Vice President, Corporate Operations and Strategy of Meritage Homes. He began his career at Meritage as a Vice President, Regional Counsel in 2007 and has held various operational leadership positions since, including Area President of Dallas Fort Worth and Nashville (2025) and Division President of Dallas Fort Worth (2018-2025). Following is a summary of the compensation components of Mr. Woffinden's employment agreement.

Base Salary	Annual Target Cash Incentive Compensation	Annual Target (non-cash) Equity Incentive Compensation (1)
$550,000	$962,500	$962,500
(1) Approximately 50% of the award value is to be comprised of time-based restricted stock units and approximately 50% of the award value is to be comprised of performance-based share awards.

Board of Directors Update
On February 17, 2026, Dennis V. Arriola, a member of the Company's Board of Directors, notified the Company that he would step down from his position effective March 31, 2026. The resignation did not result from any disagreements with the Company.

Executive Compensation
The Compensation Committee annually reviews each NEO’s total compensation relative to market data while considering the responsibilities of their position, their individual performance and tenure. Based on this review of competitive market practices in the homebuilding industry, the compensation changes noted below are effective January 1, 2026.
Performance-Based Cash Incentive and Equity (Non-Cash) Compensation
The target annual cash incentive bonus and target value of equity compensation (non-cash) increased to the amounts noted below. Mr. Hilton's target cash and equity incentive did not change.

Executive Officer	Revised Annual Target Cash Incentive Compensation
Phillippe Lord	$4,000,000
Hilla Sferruzza	$1,600,000
Malissia Clinton	$756,000
Javier Feliciano	$412,000

Executive Officer	Revised Annual Target (non-cash) Equity Incentive Compensation (1)
Phillippe Lord	$6,000,000
Javier Feliciano	$901,250

(1) Approximately 50% of the award value is to be comprised of time-based restricted stock units and approximately 50% of the award value is to be comprised of performance-based share awards.

42 MERITAGE HOMES | 2026 Proxy Statement

EXECUTIVE COMPENSATION COMMITTEE REPORT

The following Executive Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference to any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.
Executive Compensation Committee Report
The Executive Compensation Committee of the Board of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our 2025 Annual Report.

THE EXECUTIVE COMPENSATION COMMITTEE
Michael R. Odell—Chair Louis E. Caldera P. Kelly Mooney Geisha Williams

MERITAGE HOMES | 2026 Proxy Statement 43

COMPENSATION OF OFFICERS AND DIRECTORS

Compensation of Officers and Directors
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Phillippe Lord,	2025	1,000,000	—	5,697,085	1,352,000	65,201	8,114,286
CEO	2024	1,000,000	—	4,927,978	5,982,639	63,517	11,974,134
	2023	900,000	—	4,248,118	5,625,000	62,525	10,835,643
Hilla Sferruzza,	2025	800,000	—	1,864,517	582,400	56,321	3,303,238
EVP and CFO	2024	775,000	—	1,718,540	2,704,651	47,189	5,245,380
	2023	725,000	—	1,520,797	3,171,875	56,784	5,474,456
Steven J. Hilton,	2025	1,000,000	—	1,035,782	266,000	31,471	2,333,253
Executive Chairman	2024	1,000,000	—	985,568	1,000,000	32,380	3,017,948
	2023	1,000,000	—	1,048,777	1,000,000	31,412	3,080,189
Malissia Clinton,	2025	560,000	—	986,062	232,960	64,542	1,843,564
EVP, GC and Secretary	2024	540,000	—	904,639	1,076,875	45,574	2,567,088
	2023	515,000	—	864,162	1,287,500	69,909	2,736,571
Javier Feliciano,	2025	515,000	—	880,159	160,680	60,590	1,616,429
EVP and CPO	2024	500,000	—	812,997	747,830	56,623	2,117,450
	2023	430,000	—	676,353	806,250	52,424	1,965,027
Clint Szubinski,	2025	413,796	—	2,278,819	—	39,391	2,732,006
Former EVP and COO (4)	2024	750,000	—	2,032,722	3,739,150	69,466	6,591,338
	2023	650,000	—	1,363,551	4,062,500	68,497	6,144,548
(1)The non-vested share grants (performance share awards and restricted stock units) have a fair value equal to the closing price of our stock on the date of the grant, in accordance with the requirements of Accounting Standards Codification Subtopic (“ASC”) 718. For the rTSR portion of performance award shares, fair value is equal to the valuation from the third-party Monte Carlo analysis prepared in conjunction with the grants. Balance includes all performance share awards and restricted stock unit awards granted in the year to our NEOs and not the prorated share of all unvested grants in prior years that vested in the current year. See Note 11 “Stock Based and Deferred Compensation” of our Consolidated Financial Statements included in our 2025 Annual Report for discussion of assumptions used for computing the fair value of awards granted. The amounts included in this column represent the grant-date fair value assuming all performance measures are achieved at the target level of performance (i.e., Adjusted ROA, rTSR), which is considered the probable outcome. The grant date fair value at the maximum performance level for the performance share awards in 2025 is $5,894,317, $1,929,037, $535,816, $1,020,267, $910,693 and $2,357,756 for Mr. Lord, Ms. Sferruzza, Mr. Hilton, Ms. Clinton, and Messrs. Feliciano and Szubinski, respectively.  Additional detail is also provided in the “2025 Grant of Plan-Based Awards” table. For information on the value of shares earned in 2025 based on 2025 performance, see the tables detailing outstanding equity awards at 2025 fiscal year-end on page 46 of this proxy statement. See "Compensation Discussion and Analysis - Discussion of NEO Compensation - Non-Equity Incentive Plan" for a more complete description of non-equity incentive plan compensation payouts for 2025.
(2)Non-equity incentive plan compensation earned for all years presented was paid subsequent to each respective year-end.
(3)See the following table for more detail.
(4)Effective May 16, 2025, Mr. Szubinski terminated his employment from the Company, and all outstanding grants (performance share awards and restricted stock units) were forfeited, including those awarded in 2025.

44 MERITAGE HOMES | 2026 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

All Other Compensation Table
Year Ended December 31, 2025

Name	Health and Insurance Premiums ($) (1)	401(k) Match ($)	Car Allowance ($)	Other ($)	Total All Other Compensation ($)
Phillippe Lord	53,595	10,500	—	1,106	65,201
Hilla Sferruzza	45,821	10,500	—	—	56,321
Steven J. Hilton	20,971	10,500	—	—	31,471
Malissia Clinton	52,896	10,500	—	1,146	64,542
Javier Feliciano	49,341	10,500	—	749	60,590
Clint Szubinski	25,336	7,026	5,455	1,574	39,391
(1)Includes: (i) employer portion of benefits provided to all employees, (ii) life and disability insurance premiums as contemplated in each NEO’s employment agreement if such elections were made, and (iii) reimbursement of certain physical exam costs if NEO elected to enroll. For each Mr. Lord, Mss. Sferruzza and Clinton, and Mr. Feliciano, the reported amount also includes $1,425 of reimbursement of costs for physical exams in 2024 that was inadvertently omitted from the 2025 Proxy.

2025 Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Phillippe Lord	2/20/2025							37,066	2,749,927
	2/20/2025				18,534	37,067	74,134		2,947,158
		1,625,000	3,250,000	8,125,000
Hilla Sferruzza	2/20/2025							12,131	899,999
	2/20/2025				6,066	12,131	24,262		964,518
		700,000	1,400,000	3,500,000
Steven J. Hilton	2/20/2025							6,739	499,966
	2/20/2025				3,370	6,739	6,739		535,816
		500,000	1,000,000	1,000,000
Malissia Clinton	2/20/2025							6,415	475,929
	2/20/2025				3,208	6,416	12,832		510,133
		280,000	560,000	1,400,000
Javier Feliciano	2/20/2025							5,726	424,812
	2/20/2025				2,864	5,727	11,454		455,347
		193,125	386,250	965,625
Clint Szubinski	2/20/2025							14,826	1,099,941
	2/20/2025				7,414	14,827	29,654		1,178,878
		1,000,000	2,000,000	5,000,000
(1)Actual non-equity incentive plan payouts for 2025 are discussed in the section "Compensation Discussion and Analysis - Discussion of NEO Compensation - Non-Equity Incentive Plan".
(2)Equity awards granted in 2025 have a three-year cliff vest, subject in the case of performance share awards to achievement of established performance metrics. See "Compensation Discussion and Analysis - Employment Agreements in Effect for 2025 - Long-Term (Equity-Based) Incentive Awards" for a more complete description of equity awards granted in 2025.
(3)The grant-date fair value amounts relating to the performance share awards represent the grant-date fair value assuming the performance measures are achieved at the target level of performance, which is considered the probable outcome. Grant date fair value for the rTSR portion of awards is based on a Monte-Carlo model to assess fair value as of the date of grant. Grant date fair value for the Adjusted ROA awards is based on the closing price of our stock on the date of grant.
MERITAGE HOMES | 2026 Proxy Statement 45

COMPENSATION OF OFFICERS AND DIRECTORS

Outstanding Equity Awards at 2025 Fiscal Year-End

	Stock Awards
				Equity Incentive Plan Awards
Name (9)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (8)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Phillippe Lord	171,942	(2) (7)	$11,313,784	45,828	$3,015,482
Hilla Sferruzza	59,737	(3) (7)	$3,930,695	15,372	$1,011,478
Steven J. Hilton	32,271	(4) (7)	$2,123,432	8,647	$568,973
Malissia Clinton	32,632	(5) (7)	$2,147,186	8,115	$533,967
Javier Feliciano	27,461	(6) (7)	$1,806,934	7,265	$478,037
(1)Computed as the number of shares or units of stock that have not yet vested multiplied by the closing price of the Company’s stock on the last business day of 2025 of $65.80.
(2)Remaining unvested time-based shares vest: 37,548 in February 2026, 32,640 in February 2027, and 37,066 in February 2028. See also Note (7) below.
(3)Remaining unvested time-based shares vest: 13,442 in February 2026, 11,382 in February 2027, and 12,131 in February 2028. See also Note (7) below.
(4)Remaining unvested time-based shares vest: 9,270 in February 2026, 6,528 in February 2027, and 6,739 in February 2028. See also Note (7) below.
(5)Remaining unvested time-based shares vest:7,638 in February 2026, 5,992 in February 2027, and 6,415 in February 2028. See also Note (7) below.
(6)Remaining unvested time-based shares vest: 5,978 in February 2026, 5,384 in February 2027, and 5,726 in February 2028. See also Note (7) below.
(7)Our long-term equity incentive plan awards vest on the third year after grant, but the component of equity awards that are performance-based have a specific annual Adjusted ROA goal which is computed for each fiscal year within the three year vesting period. The table below indicates the shares earned for periods where the measurement period is complete for these specific annual Adjusted ROA goals and thus the number of shares earned has been determined. Shares indicated as vested in 2026 were earned for the 2023, 2024 and 2025 performance periods and represent grants awarded in 2023; shares indicated as vesting in 2027 were earned for the 2024 and 2025 performance periods and represent grants awarded in 2024; and shares indicated as vesting in 2028 were earned for the 2025 performance period and represent grants awarded in 2025.

Name	Vested in February 2026 (#) (a)	Vesting in February 2027 (#)	Vesting in February 2028 (#)	Total Earned but not Vested Performance Share Awards as of December 31, 2025 (#)
Phillippe Lord	39,341	18,964	6,383	64,688
Hilla Sferruzza	14,080	6,613	2,089	22,782
Steven J. Hilton	5,925	2,649	1,160	9,734
Malissia Clinton	8,001	3,481	1,105	12,587
Javier Feliciano	6,259	3,128	986	10,373
(a) As of December 31, 2025, all performance award shares granted in 2023 for the performance periods from 2023 through 2025 were earned and payable based on the achievement of performance metrics for each applicable performance period as set forth below. These shares all vested in February 2026, the third anniversary of the date of grant.
46 MERITAGE HOMES | 2026 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

Metric	Performance Period	Target	Actual	Payout %
Relative TSR percentile	2023-2025 cumulative 3 year	50.0	23.1	—%

Adjusted ROA	2025	10.0%	7.4%	73.8%
	2024	10.0%	13.8%	137.6%
	2023	10.0%	15.2%	150.0%
(8) Represents unearned performance award shares that vest (at target value) as follows:

Name	Vesting in February 2027 (#)	Vesting in February 2028 (#)	Total Unearned and Unvested as of December 31, 2025 (#)
Phillippe Lord	17,410	28,418	45,828
Hilla Sferruzza	6,072	9,300	15,372
Steven J. Hilton	3,480	5,167	8,647
Malissia Clinton	3,196	4,919	8,115
Javier Feliciano	2,874	4,391	7,265
(9) All outstanding awards for Mr. Szubinski were forfeited on May 16, 2025, the date of his voluntary termination.

MERITAGE HOMES | 2026 Proxy Statement 47

COMPENSATION OF OFFICERS AND DIRECTORS

2025 STOCK AWARDS VESTED
The table below sets forth the number and value of shares vested in 2025. For discussion of the performance share awards earned in 2025 with a subsequent vest date in 2026, see the supplemental tables within "Outstanding Equity Awards at 2025 Fiscal Year-End" table on page 46.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Phillippe Lord	83,905	$6,080,595
Hilla Sferruzza	33,794	$2,449,051
Steven J. Hilton	20,051	$1,453,096
Malissia Clinton	15,267	$1,093,881
Javier Feliciano	12,526	$907,759
Clint Szubinski	31,676	$2,299,341
(1)Includes performance share awards vested in February 2025 as a result of the achievement of performance goals as summarized in the table below. Adjusted ROA performance metrics and achievement were set and calculated annually, whereas the rTSR performance metrics were set and measured with a cumulative three year performance period. Where actual results fell between the performance levels, shares vested were calculated based on linear interpolation.

		Shares Vested
	Performance Measurement Year
Name		Adjusted ROA (1)	rTSR (2)	Total
Phillippe Lord	2024	11,726	10,101	21,827
	2023	12,780	—	12,780
	2022	12,780	—	12,780
	Total	37,286	10,101	47,387
Hilla Sferruzza	2024	4,722	4,068	8,790
	2023	5,148	—	5,148
	2022	5,148	—	5,148
	Total	15,018	4,068	19,086
Steven J. Hilton	2024	2,368	2,807	5,175
	2023	2,366	—	2,366
	2022	2,366	—	2,366
	Total	7,100	2,807	9,907
Malissia Clinton	2024	2,136	1,837	3,973
	2023	2,325	—	2,325
	2022	2,325	—	2,325
	Total	6,786	1,837	8,623
Javier Feliciano	2024	1,750	1,508	3,258
	2023	1,908	—	1,908
	2022	1,908	—	1,908
	Total	5,566	1,508	7,074
Clint Szubinski	2024	4,235	3,647	7,882
	2023	4,614	—	4,614
	2022	4,614	—	4,614
	Total	13,463	3,647	17,110
(1)Actual results achieved for Adjusted ROA and the target Adjusted ROA are shown in the following table.
48 MERITAGE HOMES | 2026 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

Year	Target Adjusted ROA	Actual Adjusted ROA
2024	10.0%	13.8%
2023	10.0%	15.2%
2022	10.0%	20.7%

(2)The 2022 rTSR awards were based on a cumulative three-year rTSR goal. The actual cumulative rTSR at the end of the three year period was the 46th percentile and the target rTSR was the 50th percentile.

(2)Amounts are calculated by multiplying the number of shares underlying the awards by our closing stock price on the date of vesting, or if the stock market was closed on the date of vesting, by our closing price on the next business day the stock market was open.

Nonqualified Deferred Compensation Plans
We offer a non-qualified deferred compensation plan (“deferred compensation plan”) to our NEOs as well as other highly compensated employees in order to allow them additional pre-tax income deferrals above and beyond the limited caps that qualified plans, such as 401(k) plans, impose on highly compensated employees. The deferred compensation plan allows eligible participants to defer up to 75% of their base salary and up to 100% of their qualifying bonus and performance-based compensation.  The deferred compensation plan also allows for discretionary employer contributions, although to date all contributions to the plan have been funded by the employees and we do not currently offer a contribution match. Employee deferrals are deemed 100% vested upon contribution. Distributions from the Plan will be made upon retirement, either in a lump sum occurring six months after separation, or in annual installments from five to fifteen years commencing upon normal retirement (upon reaching age 55 and completing ten years of service). Distributions may also be made upon death, separation of service, in-service distribution after 5 years or upon the occurrence of an unforeseeable emergency.

Participants in the deferred compensation plan are entitled to select from a wide variety of investments available under the plan and will be allocated gains or losses based upon the performance of the investments selected by the participant.  All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. The below table reflects activity for our NEOs that participated in the deferred compensation plan during 2025.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Hilla Sferruzza	1,216,975	—	754,500	—	6,153,590
Javier Feliciano	112,175	—	38,447	—	374,064
Clint Szubinski	—	—	37,415	(311,563)	—
(1)Meritage does not provide matching contributions.
(2)These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table.
(3)All amounts in this column that represent executive contributions have been reported as compensation to the NEO in the Summary Compensation Table in the year of contribution, except for any contributions made prior to becoming an NEO.

Potential Payments upon Termination or Change of Control Summary
We have entered into an Executive Severance Plan (the "Severance Plan") with our executives. Under the Severance Plan, our NEOs are entitled to severance payments and other benefits in the event of certain types of terminations. These benefits can include cash payments, continuation of insurance benefits and the acceleration of outstanding stock options, restricted stock units and performance share awards.
MERITAGE HOMES | 2026 Proxy Statement 49

COMPENSATION OF OFFICERS AND DIRECTORS

Following is a summary of the severance and change of control provisions that were in effect on December 31, 2025.

	Voluntary Resignation by Officer Without Good Reason or Termination by the Company With Cause	Voluntary Resignation by Officer With Good Reason or Termination by the Company Without Cause (1)	Death or Disability	Retirement (2)	In Connection with Change In Control (3)
Base salary and paid time off through date of termination	X	X	X	X	X
Pro-rata annual cash incentive bonus for period in which termination occurs based on actual performance achieved		X		X
Target annual cash incentive bonus for the performance period in which the termination event occurs			X
Pro-rata target annual cash incentive bonus for the performance period in which the termination occurs					X
Service based (time based) awards and restricted stock units that are outstanding shall immediately vest and become unrestricted			X	X	X
100% of performance share awards (or restricted stock units) shall immediately vest and become unrestricted (4)					X
Previously granted performance share awards that have not vested will immediately vest and become unrestricted following the end of the applicable performance period based on actual performance achieved			X	X
Any outstanding and vested stock options will remain exercisable as provided by in the original equity awards (5) (6)		X	X
Any outstanding and unvested stock options will immediately vest and will remain exercisable for the 12 months following the termination date. (7)			X	X	X
Payment for health coverage equal to 100% of monthly COBRA premium for 24 months		X			X
Severance payment equal to a multiplier based on the respective role at time of termination times the executive officer’s base salary plus a multiplier based on the respective role at time of termination times the target bonus in the year of termination (8)
		X			X
(1)If the executive whose employment is being terminated by the Company without cause satisfies the service requirements for retirement as described in Note (2) below, the executive may elect to receive retirement benefits.
(2)In order to qualify for the above retirement termination benefits, in addition to any time restrictions as contemplated in each individual employment agreement, executive must complete 15 cumulative years as an executive officer (as defined by the Severance Plan) or member of the Board. As of this date of this proxy filing, only Mr. Hilton has satisfied the service requirements to be eligible for retirement termination benefits.
(3)Voluntary resignation with good reason must take place within the time period as defined in the Severance Plan with respect to a change-in- control.
(4)In the event the performance share awards are to vest based on achievement of future performance, vesting calculation is to assume target levels had been achieved for the performance criteria.
(5)Upon termination for cause, any outstanding and vested stock options shall be cancelled as of the termination date.
(6)In the event of death or disability, stock options will remain exercisable until the 12 month anniversary of the termination date; provided, however, that the post-termination exercise period for any individual stock option will not extend beyond the earlier of its original maximum term or the tenth anniversary of the original date of grant.
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COMPENSATION OF OFFICERS AND DIRECTORS

(7)In the event of retirement, any outstanding and unvested stock options will immediately vest and will remain exercisable for the remainder of the original term, but not later than the tenth anniversary of original date of grant.
(8)The multiplier in the event of voluntary resignation with good reason or termination without cause is 200% for Mr. Lord, 0% for Mr. Hilton, and 125% for the rest of the NEOs, and the multiplier in a Change in Control event is 300% for Messrs. Lord and Hilton and 200% for the rest of the NEOs. In addition, the severance payment for Ms. Sferruzza and Mr. Feliciano in a non Change in Control event has a minimum payment of $2,000,000 and $1,137,500, respectively.

Other Matters Regarding the Employment Agreements and Severance Plan
The term “Cause” is defined in the employment agreements and the Severance Plan. The terms "Good Reason" and "Change in Control" are defined in the Severance Plan.
All severance payments under the employment agreements and Severance Plan are conditioned upon the delivery and non-revocation of a customary release by the executive.
Each of the employment agreements for the NEOs and the Severance Plan are structured so that the executive is entitled to the greater benefit under the two agreements but is not entitled to duplicative benefits.
Each of the employment agreements for the NEOs and the Severance Plan include customary provisions concerning the timing, limitation and alteration of payments to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
Consistent with the SEC’s rules and regulations concerning executive compensation disclosure, the potential value of each executive’s benefits assumes that the termination occurred on December 31, 2025, and accordingly, the value of the acceleration of stock vestings is computed based on the closing stock price of $65.80 on the last business day of 2025. Total termination benefits represent payments for severance, non-compete and non-disclosure covenants. The potential values set forth below do not include the value of the balances under the deferred compensation plan discussed in the section "Nonqualified Deferred Compensation Plans." The summary below reflects the terms of the NEOs’ employment agreements and the Severance Plan that were in effect on December 31, 2025, and the actual expense that would be recognized by the Company in the event of a severance event may differ materially from the numbers presented as a result of the required computation in accordance with generally accepted accounting principles for stock compensation expense.

Executive Officer (1)	Voluntary Resignation by Officer Without Good Reason or Termination by the Company With Cause	Voluntary Resignation by Officer With Good Reason or Termination by the Company Without Cause (2)	Death or Disability (3)	Retirement (3)	In Connection with Change In Control
Phillippe Lord	$—	$9,888,036	$17,579,266	$15,681,266	$30,365,302
Hilla Sferruzza	$—	$3,368,436	$6,342,172	$5,524,572	$10,778,208
Steven J. Hilton	$—	$2,302,034	$3,692,404	$2,958,404	$9,728,438
Malissia Clinton	$—	$1,656,502	$3,241,153	$2,914,113	$5,504,695
Javier Feliciano	$—	$1,323,279	$2,671,221	$2,445,651	$4,509,757
(1)Clint Szubinski terminated his employment effective May 16, 2025 and was not serving as an executive officer as of December 31, 2025. As Mr. Szubinski's termination was without good reason, he received no payments in connection with his termination.
(2)The amounts presented include cash bonuses earned for fiscal 2025, but not paid as of December 31, 2025. In addition to the table above, the amount of bonuses earned and not paid are presented separately as 2025 compensation in the Summary Compensation Table on page 44.
(3)For death, disability and retirement benefits, performance share awards that have not vested will immediately vest and become unrestricted following the end of the performance period based on actual results. For performance share awards where the measurement period is not complete, the amounts in the table reflect the assumption that awards will be achieved at target level.

Pay Ratio Disclosure
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), the SEC requires annual disclosure of the ratio of the annual total compensation of the individual identified as the median paid employee (other than the CEO) to the annual total compensation of the CEO. Our pay ratio disclosure is presented below:

Median Employee annual total compensation (other than the CEO)	$127,120
CEO annual total compensation	$8,114,286
Ratio of CEO to Median Employee Compensation	64:1

MERITAGE HOMES | 2026 Proxy Statement 51

COMPENSATION OF OFFICERS AND DIRECTORS

For the fiscal year ended December 31, 2025, we determined that it was no longer appropriate to use the median employee that was identified in 2023 because that employee experienced a change in their position within the Company that had a significant enough impact on their compensation that they were no longer an appropriate reference as median employee. Therefore, we selected a new median employee by preparing a listing of all employees (excluding the CEO) and their annual cash compensation as of December 31, 2025, inclusive of base salary and bonus. Wages and salaries and bonuses were annualized for those permanent employees that were not employed for the full year of 2025. For the fiscal year ended December 31, 2025, we calculated the median employee's total compensation using the same methodology that we used to calculate the total compensation for our CEO in the Summary Compensation Table on page 44 of this Proxy Statement.

Director Compensation
When establishing and reviewing our director's compensation, the Compensation Committee considers the level of work and involvement the directors have with our business. The Compensation Committee also considers compensation paid to directors in the marketplace generally and at our peer group companies and considers advice from its independent compensation consultant.
We believe that non-employee director compensation paid primarily in the form of equity awards highly aligns the board members with the interests of the stockholders of the Company. In 2025, approximately 75% of the compensation paid to non-employee directors in the aggregate was in the form of equity awards. Cash compensation paid to directors as a percentage of total compensation has been relatively flat for more than six years.
As of December 31, 2025, our non-employee directors were entitled to receive the following annual cash compensation:

Board Retainer	$50,000
Committee Chair Retainer (1)	$30,000
Committee Member Retainer (1)	$10,000
Lead Director Retainer	$40,000

(1) In November 2025, the Compensation Committee approved compensation for the Asset Management Committee members. There was previously no compensation for the AMC as it was primarily transactional in nature and did not have regularly scheduled meetings.

During 2025, each of our directors received a grant of 3,200 shares of restricted stock units. These shares cliff vest on the third anniversary of the grant date for Messrs. Ax, Bradford and Odell, and Ms. Henretta, and cliff vest on the first anniversary of the grant date for Messrs. Keough, Caldera and Arriola, and Mss. Mooney, Lantz and Williams. Board members appointed after 2019 receive annual equity award grants with a one-year vesting period.

The 2025 non-employee director compensation is set forth below. The compensation of Messrs. Hilton and Lord is set forth in the Summary Compensation Table. They received no additional compensation for their duties as a member of the Board.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Peter L. Ax	130,000	237,408	367,408
Dana C. Bradford (3)	65,000	237,408	302,408
Michael R. Odell	80,000	237,408	317,408
Deb Henretta (4)	78,750	237,408	316,158
Joseph Keough	60,000	237,408	297,408
P. Kelly Mooney	70,000	237,408	307,408
Louis E. Caldera	60,000	237,408	297,408
Dennis V. Arriola (5)	60,000	237,408	297,408
Erin Lantz	60,000	237,408	297,408
Geisha Williams (6)	55,000	237,408	292,408
(1)Committee and chair fees are paid to directors on a quarterly basis.
(2)See Note 11 “Stock Based and Deferred Compensation” of our Consolidated Financial Statements included in our 2025 Annual Report for discussion of the assumptions used for computing the fair value of awards granted. As required, the calculation is equal to the fair value of the award on the date of grant multiplied by the total number of awards granted in 2025, not the proportionate share of all existing unvested awards that vested in the current year.
(3)Mr. Bradford rotated off the Compensation Committee on May 22, 2025.
(4)Ms. Henretta rotated off the Audit Committee on November 21, 2024, and the related fee adjustment was processed in 2025.
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COMPENSATION OF OFFICERS AND DIRECTORS

(5)Mr. Arriola was appointed as a member of the Asset Management Committee on May 22, 2025. Mr. Arriola resigned from the Board effective March 31, 2026.
(6)Ms. Williams was appointed as a member of the Compensation Committee on May 22, 2025.
We reimburse directors for out-of-pocket expenses incurred in attending Board and committee meetings and we also reimburse certain directors for charter aircraft service or other travel and lodging-related expenses. During 2025, we made reimbursements of approximately $8,439, $4,323, $7,750, $4,593, $6,412, $2,671, $3,814, $3,167, $6,067, and $1,079 to Mss. Henretta, Mooney, Lantz, and Williams, and Messrs. Bradford, Odell, Keough, Caldera, Arriola and Ax, respectively.
At December 31, 2025, Messrs. Ax, Bradford, and Odell, and Ms. Henretta each had 10,400 outstanding unvested restricted stock awards, Messrs. Keough, Caldera and Arriola, and Mss. Mooney, Lantz and Williams each had 3,200 outstanding unvested restricted stock awards.
In 2025, the Board adopted a Non-Employee Director Equity Deferral Program (the "Deferral Program"), which allows non-employee directors to elect to deferred the payment of their restricted stock unit awards. Payment can be deferred by either three years or sixty days from termination. The election must be made annually, by December 31st of the calendar year prior to the relevant grant date. The first eligible deferrals will be for the 2026 grants.
Pay versus Performance
In August 2022, pursuant to a mandate of Dodd-Frank commonly referred to as "Pay versus Performance", the SEC adopted a rule (the "SEC rule") requiring registrants to provide a clear description of (1) the relationship between executive compensation actually paid ("CAP") to the Company's NEOs (including the principal executive officer or person acting in a similar capacity during the last completed fiscal year ("PEO")) and certain financial performance of the Company, and (2) the relationship between the Company's TSR and the TSR of a peer group chosen by the Company. The following table provides information regarding CAP to our PEO and non-PEO NEOs during each of the past five fiscal years, as well as total shareholder return, net earnings, and Adjusted ROA. Our Compensation Committee did not rely on this analysis in its decision making process. See “Compensation Discussion and Analysis" for a comprehensive discussion of our executive compensation program and philosophy.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1)	CAP to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average CAP to Non-PEO NEOs (2) (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (5)	Net Earnings (in thousands) (6)	Company Selected Measure (Adjusted ROA) (6)
2025	$8,114,286	$4,224,570	$2,365,698	$1,174,612	$163.05	$205.21	$453,013	7.4%
2024	$11,974,134	$10,220,556	$3,907,841	$3,387,106	$256.62	$252.18	$786,186	13.8%
2023	$10,835,643	$21,890,383	$3,880,158	$6,897,989	$286.83	$254.57	$738,748	15.2%
2022	$8,015,467	$5,124,002	$2,771,835	$1,463,392	$150.88	$142.70	$992,192	20.7%
2021	$7,915,603	$13,521,596	$3,765,401	$6,630,450	$199.74	$184.74	$737,444	20.7%
(1) For all years presented, our PEO is Phillippe Lord.
(2) Adjustments to the Summary Compensation Table Total to arrive at CAP for PEO are shown below. No adjustments were necessary for defined benefit and pension plans, dividends or forfeitures.

Year	Summary Compensation Table Total for PEO	Less: Grant Date Fair Value of Equity Awards Granted in Fiscal Year	Plus: Increase/(Decrease) in Fair Value of Equity Vested during Fiscal Year	Plus: Increase/(Decrease) in Fair Value of Unvested Equity at Fiscal Year-End (Current Year Awards)	Plus: Increase/(Decrease) in Fair Value of Unvested Equity at Fiscal Year-End (Prior Year Awards)	CAP to PEO
2025	$8,114,286	$(5,697,085)	$(372,539)	$4,843,162	$(2,663,254)	$4,224,570
2024	$11,974,134	$(4,927,978)	$(612,858)	$5,382,084	$(1,594,826)	$10,220,556
2023	$10,835,643	$(4,248,118)	$530,043	$7,473,949	$7,298,866	$21,890,383
2022	$8,015,467	$(3,667,484)	$(1,235,030)	$3,642,886	$(1,631,837)	$5,124,002
2021	$7,915,603	$(2,956,519)	$97,238	$4,562,638	$3,902,636	$13,521,596
(3) Non-PEO NEOs include: Hilla Sferruzza, Steven J. Hilton, Malissia Clinton, Javier Feliciano and Clint Szubinski in 2025, 2024, 2023 and 2022; and Hilla Sferruzza, Steven J. Hilton, Javier Feliciano, Clint Szubinski and C. Timothy White (our Former Executive Vice President, General Counsel and Secretary) in 2021.
MERITAGE HOMES | 2023 Proxy Statement 53

PAY VERSUS PERFORMANCE
(4) Adjustments to the Summary Compensation Table Total to arrive at CAP for Non-PEO NEOs are shown below. No adjustments were necessary for defined benefit and pension plans, dividends or forfeitures.

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Less: Average Grant Date Fair Value of Equity Awards Granted in Fiscal Year	Plus: Average Increase/(Decrease) in Fair Value of Equity Awards Vested during Fiscal Year	Plus: Average Fair Value of Unvested Equity Awards at Fiscal Year-End (Current Year Awards)	Plus: Average Increase/(Decrease) in Fair Value of Unvested Equity Awards at Fiscal Year-End (Prior Year Awards)	Average CAP to Non-PEO NEOs
2025	$2,365,698	$(1,409,068)	$(102,370)	$810,414	$(490,062)	$1,174,612
2024	$3,907,841	$(1,290,893)	$(164,892)	$1,392,235	$(457,185)	$3,387,106
2023	$3,880,158	$(1,094,728)	$273,493	$1,888,288	$1,950,778	$6,897,989
2022	$2,771,835	$(991,485)	$(660,564)	$989,330	$(645,724)	$1,463,392
2021	$3,765,401	$(976,923)	$276,939	$1,366,073	$2,198,960	$6,630,450
(5) We have elected to use the Dow Jones US Home Construction Index as our peer group. The graph below illustrates the relationship between our cumulative TSR and peer group TSR, and the relationship between our CAP and the cumulative TSR for both the Company and our peer group.
MERITAGE HOMES | 2024 Proxy Statement 54

PAY VERSUS PERFORMANCE
(6) The relationships between CAP and Net Earnings and CAP and Adjusted ROA are illustrated in the following graphs. Adjusted ROA is calculated as Net Earnings divided by the average of five trailing quarters Total Assets, less Cash and Cash Equivalents. Net Earnings is adjusted for specific and predetermined items, including the add back of NEO compensation. Our Adjusted ROA as it relates to CAP is demonstrated below.
Our most important metrics impacting CAP for the year ending December 31, 2025 are:

Metric
rTSR
Adjusted ROA
Adjusted EBITDA
Number of Home Closings
Customer Satisfaction Rating
MERITAGE HOMES | 2024 Proxy Statement 55

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes the securities to be issued and available to be issued under all of our equity compensation plans as of December 31, 2025:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	1,004,268	N/A	2,009,685
Equity compensation plans not approved by stockholders	—	N/A	—
Total	1,004,268	N/A	2,009,685
(1)Balance includes 800,380 time-based restricted stock awards and units, and 203,888 performance share awards (at target level). Assuming maximum performance level is achieved for the performance share awards, an additional 181,351 shares are subject to outstanding awards (total number of securities to be issued upon vesting of outstanding awards of 1,185,619, which results in 1,828,334 shares remaining available for future issuance).
(2)The outstanding equity awards are time-based restricted stock awards and units and performance share awards which do not have an exercise price.

MERITAGE HOMES | 2026 Proxy Statement 56

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Delinquent Section 16(a) Reports
Executive officers and directors, as well as persons who beneficially own more than ten percent of our common stock, must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2025 all of our officers and directors complied with all filing requirements of Section 16(a) of the Exchange Act, with the exception of a Form 4 filed by Dennis V. Arriola, a former director, on July 29, 2025 reporting one de minimis transaction that was due on January 3, 2025, but was filed late due to clerical error.

MERITAGE HOMES | 2026 Proxy Statement 57

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions
Meritage maintains a written policy concerning conflict of interest transactions that generally applies, among other things, to transactions between the Company and related persons, including employees, officers and directors, and applies to direct and indirect relationships and transactions. Because of the nature of our business, which involves the ownership, development, construction and sale of real estate and single family homes, our policy was carefully constructed to capture transactions and relationships between the Company or its competitors, and related persons and relationships between employees, directors, suppliers, vendors, subcontractors (“trades”) and others. At the same time, we are mindful to not inadvertently create the potential for conflicts relating to transactions that are primarily of a personal nature and do not involve the Company, or conflict with its business (for example, the construction of a vacation home or the purchase of a home from the Company pursuant to our home purchase policy that is available to most employees).
For transactions not exempted from the policy, Meritage’s policy requires that designated members of senior management must review and approve any transaction between a covered person (i.e., employees, officers and directors) and the Company, or between a covered person and a trade contractor. The policy provides that the Company’s legal and internal audit departments are to be involved in the review and approval process. For transactions involving directors or executive officers (including the officers named in this proxy statement), the proposed transaction must be approved in advance by the Audit Committee of the Board. Real estate transactions between the Company and related persons are subject to strict scrutiny.
The transactions listed below were approved by the Audit Committee of the Board pursuant to the policy.
We currently charter aircraft services from companies that use Mr. Hilton's private plane. Payments made to these companies are at arms-length transaction prices and were as follows (in thousands):

	Year Ended December 31,
	2025	2024	2023
Air Charter Services	$448	$350	$532

MERITAGE HOMES | 2026 Proxy Statement 58

INDEPENDENT AUDITORS

Independent Auditors
Deloitte & Touche LLP has served as our principal independent registered public accounting firm since 2004. We expect representatives of Deloitte & Touche LLP to be present at our 2026 Annual Meeting of Stockholders to respond to appropriate questions, and they will be given an opportunity to make a statement if they desire to do so.
The following table presents fees for professional accounting services rendered by our principal accountant for the audit of our annual financial statements for 2025 and 2024, and fees billed for other services rendered.

	2025	2024
Audit fees (1)	$1,345,000	$1,373,650
Audit-related fees	—	—
Audit and audit-related fees	$1,345,000	$1,373,650
Tax fees (2)	—	90,000
All other fees	—	—
Total fees	$1,345,000	$1,463,650

(1) Audit fees consisted principally of fees for audit and review services. In both 2025 and 2024, audit fees include $70,000 for services related to expert consents provided in connection with SEC filings.

(2) Tax fees in 2024 consisted primarily of limited tax consulting services which were pre-approved by the Audit Committee.

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm. All services provided by the principal independent registered public accounting firm in 2025 and 2024 were pre-approved in accordance with the Audit Committee's procedures.

MERITAGE HOMES | 2026 Proxy Statement 59

INDEPENDENT AUDITORS

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.
Report of the Audit Committee
We have reviewed Meritage’s audited consolidated financial statements for the fiscal year ended December 31, 2025 and met with both management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also reviewed, and discussed with management and Deloitte & Touche LLP, management’s report and Deloitte & Touche LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We have received from, and discussed with, Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independence. These items related to that firm’s independence from Meritage. We also discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication With Those Charged With Governance” and Rule 2-07 of Regulation S-X “Communication with Audit Committees.” Based on these reviews and discussions, we recommended to the Board of Directors that Meritage’s audited financial statements be included in its 2025 Annual Report.

THE AUDIT COMMITTEE

Peter L. Ax—Chair Dana C. Bradford Joseph Keough Erin Lantz

MERITAGE HOMES | 2026 Proxy Statement 60

STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND OTHER ITEMS OF BUSINESS

Stockholder Proposals, Director Nominations and Other Items of Business
If any stockholder would like to make a proposal at our 2027 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, we must receive it no later than December 8, 2026 in order that it may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.
As discussed in the section “Corporate Governance and Board Matters-The Board and Board Committees-Director Nomination Process-Proxy Access” on page 26, our Bylaws permit an eligible stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the Company’s outstanding shares of common stock for three years to include in the Company’s proxy materials director nominations of up to 20% (rounded to the nearest whole number) of the number of directors up for election at any Annual Meeting.  Notice of proxy access director nominees must be submitted timely and include the information required under our Bylaws. To be timely, a proxy access nomination must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not earlier than the 150th day nor later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the date of the mailing of this proxy statement, which is expected to occur on or about April 7, 2026; provided, however, that in the event that the date of the 2027 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s Annual Meeting, which is to be held on May 21, 2026, notice by the stockholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
Proposals to be presented at the 2027 Annual Meeting that are not intended for inclusion in our proxy statement, including director nominations not made pursuant to the proxy access provisions in the Company's Bylaws, must be submitted in accordance with our Bylaws. To be timely, a stockholder’s notice of such a proposal must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not earlier than the 150th day nor later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the date of the mailing of this proxy statement, which is expected to occur on or about April 7, 2026; provided, however, that in the event that the date of the 2027 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s Annual Meeting, which is to be held on May 21, 2026, notice by the stockholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In addition to the requirements in our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.
A nomination or other proposal will be disregarded if it does not comply with the above procedures.
Stockholder proposals and director nominations and other items of business should be submitted to:

Meritage Homes Corporation
18655 North Claret Drive Suite 400
Scottsdale, Arizona 85255
Attn: Secretary

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FORWARD-LOOKING STATEMENTS

Forward-Looking Statements
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made concerning our strategies and plans; statements made in the CD&A section of this proxy statement regarding the benefits of our strategy, including our move-in ready spec strategy, and trends in the homebuilding industry; future compensation actions or events; and our strategy and opportunities and the anticipated effects of our compensation structure and programs. Except as required by law, Meritage undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Meritage’s business, particularly those mentioned under the heading “Risk Factors” in our 2025 Annual Report, and in the periodic reports that Meritage files with the SEC on Form 10-Q.

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ANNUAL REPORT ON FORM 10-K AND OTHER MATTERS

Annual Report on Form 10-K and Other Matters
The Board is not aware of any other matters to be presented at the Annual Meeting. If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.
A copy of the Company’s 2025 Annual Report may be viewed and downloaded from investors.meritagehomes.com, may be requested via email through such website or may be requested telephonically at 480-515-8100. The 2025 Annual Report is not considered to be proxy solicitation material.
Upon request, the Company will provide by first class mail, to each stockholder of record on the record date, without charge, a copy of this proxy statement and the Company’s 2025 Annual Report, including the required financial statements and financial statement schedules. Written requests for this information should be directed to: Corporate Secretary, Meritage Homes Corporation, 18655 North Claret Drive, Suite 400, Scottsdale, AZ 85255.
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. A number of brokers have instituted householding of proxy materials unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like only one copy per household, you should contact your intermediary or other holder of record, or you may contact the Secretary of the Company at the address above or by calling (480) 515-8100.

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Meritage Homes

VOTE

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2026 Annual Meeting Proxy Card

CONTROL NUMBER 1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5.

1. Election of six Directors for a one year term:

Nominee	For	Against	Abstain
01 - Dana C. Bradford	☐	☐	☐
02 - Louis E. Caldera	☐	☐	☐
03 - Deb Henretta	☐	☐	☐
04 - Steven J. Hilton	☐	☐	☐
05 - P. Kelly Mooney	☐	☐	☐
06 - Geisha Williams	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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Meritage Homes Corporation 2026 Annual Meeting of Stockholders

The Meritage Homes Corporation 2026 Annual Meeting of Stockholders will be held on May 21, 2026 at 8:00 a.m. Pacific Time, virtually via the Internet at meetnow.global/MFX6MXG.

To access the virtual meeting, you will need your Control Number located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.investorvote.com/MTH

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Meritage Homes Corporation

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Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 21, 2026

Phillippe Lord, Steven J. Hilton and Malissia Clinton, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Meritage Homes Corporation Annual Meeting of Stockholders to be held on May 21, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the six nominees listed for the election to the Board of Directors, FOR items 2, 3 and 4, and AGAINST item 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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MERITAGE HOMES | 2026 Proxy Statement 64